                                     FILED PURSUANT TO 424(b)(3) AND RULE 424(c)
                                            REGISTRATION STATEMENT No. 333-65676
                                                          DATED:  APRIL 23, 2002



Prospectus Supplement
(To Prospectus Dated August 14, 2001)

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                  TELLIUM, INC.

                                21,878,445 SHARES

                                  COMMON STOCK

                                   ----------

         This prospectus supplement relates to the public offering of up to 21,878,445 shares of common stock by some of our existing stockholders, as described on pages 76 to 81 of the prospectus dated August 14, 2001, to which this prospectus supplement is attached.

         This prospectus supplement should be read in conjunction with the prospectus dated August 14, 2001 and the prospectus supplements dated October 25, 2001, November 9, 2001, November 15, 2001, December 20, 2001, January 31,
2002 and April 1, 2002, which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supercedes the information contained in the prospectus dated August 14, 2001, including any supplements or amendments thereto.

                                   ----------

         Investing in our common stock involves risks. See "Risk Factors" beginning on page 5 of the attached prospectus to read about factors that you should consider before buying shares of our common stock.

                                   ----------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                                   ----------

            The date of this prospectus supplement is April 23, 2002

Recent Developments

         On April 23, 2002, we filed the following Definitive Proxy Statement on
Schedule 14A for our 2002 Annual Meeting of Stockholders with the U.S. Securities and Exchange Commission.

     =====================================================================

================================================================================

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
  14a-6(e)(2)

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.1a-12

                                 Tellium, Inc.
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:
      --------------------------------------------------------------------------

   2) Aggregate number of securities to which transaction applies:
      --------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      --------------------------------------------------------------------------

   4) Proposed maximum aggregate value of transaction:
      --------------------------------------------------------------------------

   5) Total fee paid:
      --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:
      --------------------------------------------------------------------------

   2) Form, Schedule or Registration Statement No.:
      --------------------------------------------------------------------------

   3) Filing Party:
      --------------------------------------------------------------------------

   4) Date Filed:
      --------------------------------------------------------------------------

================================================================================

[LOGO] Tellium/R/
Smarter, Faster Optical Networks/TM/

                                 TELLIUM, INC.
                               2 Crescent Place
                          Oceanport, New Jersey 07757

                                                                 April 29, 2002

Dear Fellow Stockholder:

   You are cordially invited to attend our annual meeting of stockholders to be held at 10:00 a.m. (local time), on Tuesday, May 21, 2002, at our principal offices at 2 Crescent Place, Oceanport, New Jersey 07757.

   The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

   In addition, I will be pleased to report on the affairs of Tellium, and a discussion period will be provided for questions and comments of general interest to stockholders.

   We look forward to personally greeting those stockholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented to ensure the presence of a quorum. Therefore, you are requested to sign and date the enclosed proxy and mail it in the envelope provided, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

   Thank you for your consideration.

                                          Sincerely,
                                          /s/ Harry J. Carr
                                          Harry J. Carr
                                          Chairman of the Board of Directors
                                            and Chief Executive Officer

                                 TELLIUM, INC.
                               2 Crescent Place
                          Oceanport, New Jersey 07757
                                (732) 923-4100

                   Notice of Annual Meeting of Stockholders

                                 May 21, 2002

   The annual meeting of stockholders of Tellium, Inc. will be held at our principal offices at 2 Crescent Place, Oceanport, New Jersey 07757, on Tuesday, May 21, 2002 at 10:00 a.m. (local time) for the following purposes:

   1. to elect two Class I directors to serve until the next annual meeting of stockholders at which their respective class is due for election or until their respective successors shall have been duly elected and qualified;

   2. to approve an amendment to Tellium's Amended and Restated Special 2001 Stock Incentive Plan in order to permit non-employee directors, executive officers and consultants to be eligible to receive options and awards under the Plan;

   3. to approve a new Employee Stock Purchase Plan;

   4. to ratify the appointment of Deloitte & Touche LLP as independent auditors; and

   5. to transact such other business as may properly come before the meeting.

   Only stockholders of record at the close of business on April 10, 2002 will be entitled to notice of, and to vote at the meeting or any adjournment or adjournments of the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection by any stockholder at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address specified above. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

   Whether or not you expect to attend the meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                          By Order of the Board of Directors
                                          /s/ Harry J. Carr
                                          Harry J. Carr
                                          Chairman of the Board of Directors
                                            and Chief Executive Officer

April 29, 2002

                           IT IS IMPORTANT THAT THE
                            ENCLOSED PROXY CARD BE
                            COMPLETED AND RETURNED
                                   PROMPTLY

                                 TELLIUM, INC.
                                PROXY STATEMENT
                                April 29, 2002

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   This proxy statement is being furnished to our stockholders in connection with our annual meeting of stockholders to be held on May 21, 2002 and any adjournments of the meeting. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about April 29, 2002.

   Execution and return of the enclosed proxy card are being solicited by and on behalf of our Board of Directors for the purposes stated in the notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews and other methods of communication. We have engaged the firms of Computershare Trust Company and Automatic Data Processing, Inc. to assist us in the distribution and solicitation of proxies, and will pay them reasonable fees and expenses for their services.

   Our annual report for the fiscal year ended December 31, 2002 is being mailed to stockholders with this proxy statement. The annual report is not part of this proxy statement.

Voting at the annual meeting; record date

   Only holders of record of our common stock at the close of business on April 10, 2002 are entitled to notice of and to vote at the annual meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. As of the record date, there were approximately 112,538,922 shares of our common stock outstanding and entitled to be voted at the annual meeting.

Quorum; required vote

   The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to be voted at the annual meeting is necessary to constitute a quorum at the annual meeting.

   The two nominees for election as directors receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

   On all matters other than the election of directors, the adoption of a proposal requires the affirmative vote of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote, present or represented at the annual meeting, a quorum being present. Abstentions and broker non-votes are included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present. Broker non-votes on this matter will be treated as neither a vote "for" or a vote "against" the matter for purposes of determining whether the proposal has been approved, and thus have no effect on the outcome. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Therefore, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Proxies

   All shares entitled to vote and represented by properly executed proxies received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed proxy and acting under the proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the annual meeting.

   Any proxy given under this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (1) by filing with the secretary of the meeting, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy for the same shares or (2) by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself revoke a proxy. Any written notice of revocation or subsequent proxy must be received by the secretary of the meeting prior to the taking of the vote at the annual meeting. The written notice of revocation or subsequent proxy should be hand delivered to the secretary of the meeting or should be sent so as to be delivered to Tellium, Inc., 2 Crescent Place, Oceanport, New Jersey 07757, Attention: Michael J. Losch, Secretary.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

General

   Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the annual meeting for the election of the two nominees named below as directors to serve until the next annual meeting their respective class is due for election or until their successors are duly elected and qualified. If for any reason a nominee becomes unavailable or unable to serve before the annual meeting, the shares represented by valid proxies will be voted in favor of the remaining nominees. Our Board of Directors does not currently anticipate that any nominee will be unable to serve on our Board.

Information Regarding Nominees for Election as Directors

   The Board of Directors currently has eight members, two of whom are nominees for election.

   The nominees for election to the Board of Directors are:

                                        Served as a
               Name                Age Director Since Class Positions with Tellium
               ----                --- -------------- ----- ----------------------
William A. Roper, Jr.............. 56       1998        I          Director
Richard C. Smith, Jr. (1)......... 60       2000        I          Director

Messrs. Roper and Smith have both accepted nominations to Class I. Both nominees have consented to be named in this proxy statement and have agreed to serve as a Board member if elected.

Information Regarding Continuing Directors

   In addition, the following members of the Board of Directors are not presently nominees for election, but will serve until the next annual meeting their respective class is due for election or until their successors are duly elected and qualified:

                                   Served as a
            Name              Age Director Since Class Positions with Tellium
            ----              --- -------------- ----- ----------------------------------
Harry J. Carr................ 45       2000       III  Chairman of the Board of Directors
                                                         and Chief Executive Officer
William B. Bunting........... 43       1999        II  Director
Michael M. Connors (2)....... 60       2000       III  Director
Jeffrey A. Feldman (1)(2).... 39       1999       III  Director
Edward F. Glassmeyer (1)(2).. 60       1997        II  Director
Marc B. Weisberg............. 44       2002        II  Director

--------
(1) Member of the compensation committee.
(2) Member of the audit committee.

   The following information about the principal occupation or employment, other affiliations, and business experience of each nominee has been furnished to us by each nominee:

   William A. Roper, Jr. has been a member of Tellium's Board of Directors since September 1998. Mr. Roper has served as Corporate Executive Vice President of Science Applications International Corporation, or SAIC, a technology services company, since October 2000 and as Corporate Executive Vice President and Chief Financial Officer from April 2000 to October 2000. From 1990 to April 2000, Mr. Roper served as Senior Vice President and Chief Financial Officer of SAIC. Mr. Roper is Chairman of the Board of Telcordia Venture Capital Corporation and serves on the boards of directors of a number of other corporations and entities, including the San Diego Regional Economic Development Corporation and Regents Bank NA. Mr. Roper earned a B.A. in Mathematics from the University of Mississippi and has graduated from Southwestern Graduate School of Banking at Southern Methodist University and Stanford University, Financial Management Program.

   Richard C. Smith, Jr. has been a member of Tellium's Board of Directors since February 2000. Since 1998, he has served as Chief Executive Officer of Telcordia Technologies, a telecommunications software provider acquired by SAIC in 1997. Prior to joining Telcordia Technologies, from 1991 to 1997, Dr. Smith was a Senior Vice President at Sprint Corp., a telecommunications company, where he was responsible for brand investment strategy and management, public relations, training and education, total quality management and the Sprint Foundation. Dr. Smith serves on the board of directors of SAIC. Dr. Smith earned a B.E. from Vanderbilt University and an M.S. and a Ph.D. from the Department of Engineering and Applied Science at Yale University.

   The following information about the principal occupation or employment, other affiliations, and business experience of each member of the Board of Directors not presently a nominee for election, but who will serve until the next annual meeting their respective class is due for election or until their successors are duly elected and qualified, has been furnished to us by each director:

   Harry J. Carr has served as Chairman of the Board of Directors and Chief Executive Officer of Tellium since January 2000. From 1998 to 2000, Mr. Carr served as Chief Operating Officer and then President of Lucent Technologies, Inc.'s Broadband Carrier Networks unit, Lucent Technologies' service provider-focused data switching business. From 1997 to 1998, Mr. Carr served as President, Chief Operating Officer and Director of Yurie Systems, Inc., a network equipment provider. From 1992 to 1997, he served in various executive positions at AT&T Corp., a telecommunications provider, including Market Development Vice President for the Atlantic States region, National Program Manager of AT&T Local Services and Vice President of AT&T's Defense Markets Division. Mr. Carr earned a B.S. in Finance from Fairfield University and a J.D. from the University of Connecticut Law School.

   William B. Bunting has been a member of Tellium's Board of Directors since December 1999. Mr. Bunting has served as a partner of Thomas Weisel Partners Group LLC, a merchant bank, since 1998. From 1987 to 1998, Mr. Bunting held a number of positions with Montgomery Securities in the private equity, corporate finance and mergers and acquisitions departments. Mr. Bunting currently serves on the board of directors for General Bandwidth, Inc., a broadband telephony company, Hostcentric, Inc., a site hosting company, Innovance Networks, an optical networking company, Ion Systems, an electrostatic and electromagnetic solutions provider, and OptCom, Inc., a manufacturer of thin film. Previously, Mr. Bunting served on the board of directors of Netcom Systems, a network analysis company. He earned an A.B. from Stanford University and an M.B.A. from the Harvard Business School.

   Michael M. Connors has been a member of Tellium's Board of Directors since June 2000. From 1992 to 1998, he held the office of President of AOL Technologies, an Internet service provider, where he led the creation and growth of AOLnet and the development of AOL software and services. Dr. Connors is currently a member of the board of directors of MedSpecialists, an Internet-based provider of medical information. In 1999, he was appointed Chairman of the board of Webley Systems, a communications provider. He is also a director of The Connors Foundation and a member of the advisory board of the European Technology Fund. Dr. Connors earned a B.S. in Engineering, an M.S. in Statistics and a Ph.D. in Applied Mathematics from Stanford University.

   Jeffrey A. Feldman has been a member of Tellium's Board of Directors since December 1999. He has served as President and Chief Executive Officer of Everest Broadband Networks, a telecommunications services provider, since 2000. Dr. Feldman has also served as a member of the General Partnership of Pequot Venture Partners, L.P., the venture fund at Pequot Capital Management, since 1999. From 1997 to 1998, Dr. Feldman served as Investment Director for Digital Media Capital, LLC. From 1995 to 1996, he served as an Associate at Canaan Partners, an investment firm. Dr. Feldman currently serves on the board of directors of Alidian Networks, an optical networking provider. Dr. Feldman earned a B.S. and a Ph.D. from the University of Connecticut and an M.B.A. from the Yale School of Management.

   Edward F. Glassmeyer has been a member of Tellium's Board of Directors since May 1997. Mr. Glassmeyer is a founding general partner of Oak Investment Partners, a venture capital firm, where he has served as a general partner or managing member of various affiliated funds since 1978. Mr. Glassmeyer serves on the board of directors of Mobius Management Systems, Inc., a provider of management and storage solutions for large volumes of transaction records, and several private companies, including companies that build broadband networking systems and others that provide Internet infrastructure services. Since 1996, Mr. Glassmeyer has served as an Overseer of The Tuck School at Dartmouth College. Mr. Glassmeyer earned a B.A. from Princeton University and an M.B.A. from The Tuck School at Dartmouth College.

   Marc B. Weisberg has been a member of Tellium's Board of Directors since February 2002. From 1997 through 2001, he held various positions in corporate development at Qwest Communications International, an Internet-based communications network provider, most recently as its Executive Vice President of corporate development. Prior to joining Qwest, from 1988 through 1997, Mr. Weisberg was the founder of Weisberg & Company, and provided investment banking and brokerage services. Prior to 1988, Mr. Weisberg was a Certified Public Accountant. Mr. Weisberg earned a B.A. in Accounting from Michigan State University.

   The Board of Directors recommends a vote FOR the election as directors of the two nominees listed above.

                 PROPOSAL NO. 2--AMENDMENT TO THE AMENDED AND
                  RESTATED SPECIAL 2001 STOCK INCENTIVE PLAN

   We are asking stockholders to approve an amendment to the Tellium, Inc. Amended and Restated Special 2001 Stock Incentive Plan. The amendment expands the persons eligible to participate in the special plan to include non-employee directors, executive officers and consultants, and sets annual limits on the compensation that may be awarded to participants under the special plan to comply with Section 162(m) of the Internal Revenue Code. The special plan is an important element in our efforts to recruit and retain the talent we need to maintain and improve our competitive position.

   If approved by stockholders, the amendment to the special plan will become effective on May 21, 2002, or sooner if the Board of Directors determines. The amendment to the special plan was approved by the Board of Directors on April 23, 2002.

Summary of the Special Plan

   Purpose.  The purpose of the special plan is to:

    .  attract, retain and reward valuable personnel,

    . give participants an additional incentive to contribute to the success of our company, and

    . align the economic interests of employees, officers, directors and consultants with those of Tellium and our stockholders.

   Administration. The special plan is administered by a committee of Tellium's Board of Directors. The committee has full power to interpret the plan, and its decisions will be final and binding upon all participants. Subject to applicable law, the committee may delegate its authority under the special plan to any person or persons.

   Eligibility. Under the current special plan, only non-executive employees are eligible to receive awards. If stockholders approve the proposed amendment to the special plan, then non-employee directors, executive officers and consultants will also be eligible to participate in the special plan. As of April 15, 2002, 530 employees were eligible to participate in the special plan. Upon shareholder approval of the amendment, 4 executive officers, 12 consultants and 7 non-employee directors will be eligible to participate in the special plan.

   Types of Awards. The special plan permits the committee to grant a variety of equity-based awards, as follows:

    . stock options, including incentive stock options and non-qualified stock options,

    .  stock appreciation rights and dividend equivalent rights,

    .  performance units and performance shares,

    .  share awards,

    .  phantom stock, and

    .  restricted stock.

   Number of Shares. Under the special plan, 2,450,001 shares of Tellium's common stock are available for issuance in connection with options and awards. As of April 15, 2002, we had granted options to purchase an aggregate of 827,699 shares of common stock, net of cancellations, under the special plan at a weighted average exercise price of $6.02 per share. All of these grants were made to non-executive employees. Subject to shareholder approval of the amendment, an additional 390,000 shares have been allocated for option grants to directors. After these grants are made, 1,232,302 shares of Tellium common stock will remain available for grant under the special plan. Upon shareholder approval of the amendment, one of our directors, Marc B. Weisberg, will receive 150,000 options, which is more than 5% of the total options available for grant under the special plan.

   The shares available for grant under the special plan are treasury shares. The maximum number of shares with respect to which restricted stock awards may be granted under the special plan is one-third of the total shares available, and the aggregate fair market value of shares with respect to which incentive stock options become exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The maximum dollar amount or fair market value of shares with respect to which performance awards may be granted to an individual under the special plan in any one year is $1,500,000. The maximum number of shares that may be the subject of options and awards granted to an individual in a calendar year may not exceed 500,000 shares. If any outstanding option or award expires or terminates, the shares allocable to the unexercised portion of that option or award may again be available for purposes of options and awards under the special plan. If an option is exercised by tendering shares, those shares will be added to the pool of available shares under the special plan. As of April 15, 2002, the per share market price of Tellium's common stock was $2.15.

   Adjustments upon Changes in Capitalization, Merger or Sale of Assets. In the event of any stock split, stock dividend, spin-off, reclassification, recapitalization or other similar event affecting Tellium's common stock, adjustments may be made in the number of shares and/or purchase price of stock underlying options and other awards. Any such adjustment will be made by the committee, whose determination shall be final.

   Amendment and Termination. The Board of Directors may amend or terminate the special plan at any time, as long as the amendment or termination does not negatively affect any options or awards that have previously been granted under the special plan without the consent of the holder. Furthermore, no amendment or termination may deprive any holder of any shares which he or she may have acquired through or as a result of the special plan. To the extent necessary under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by the stockholders of Tellium. If it is not terminated earlier by the Board of Directors, the special plan will terminate on the tenth anniversary of the date of its adoption by the Board, November 12, 2011, and no option or award may be granted after that date.

   Grant Agreements. Each option and award under the special plan will be evidenced by an agreement that describes the terms of the grant. Under the special plan, the committee has the authority to, among other things: (1) select the individuals to whom options and awards will be granted, (2) determine the type, size and the terms and conditions of options and awards, and (3) establish the terms for treatment of options and awards upon a termination of employment or service.

Stock Options

   Exercise Price and Vesting. The exercise price of any option granted under the special plan may be set at any price, but must be set at or above the fair market value of Tellium's common stock on the date of grant to qualify as an incentive stock option or performance-based compensation. Each option will vest on the dates and in the installments that the committee determines. In the discretion of the committee, the exercise price of any option may be paid (1) in cash, (2) by transferring shares to Tellium that have been held for at least six months before the option exercise, or (3) by a combination of those methods or other methods permitted by the committee in its discretion. In addition, options may be exercised through a registered broker-dealer using any cashless exercise procedures which are, from time to time, deemed acceptable by the committee.

   Term.  Stock options have a maximum term of ten years.

   Transferability. Options are not transferable except by will or the laws of descent and distribution or under a domestic relations order. Options may be exercised during the optionee's lifetime only by the optionee or his or her guardian or legal representative. The committee may, however, provide in the option agreement that the option may be transferred to members of the optionee's immediate family, to trusts solely for the benefit of his or her immediate family members and to partnerships in which those family members and/or trusts are the only partners.

Stock Appreciation Rights (SARs)

   The special plan permits the granting of SARs either in connection with the grant of an option or as a freestanding right. A SAR permits a grantee to receive upon exercise of the SAR, cash and/or shares, at the discretion of the committee, in an amount equal in value to the excess, if any, of the per share fair market value on the exercise date over the per share fair market value on the date of grant (or option exercise price in the case of a SAR granted in connection with an option). When a SAR is granted, however, the committee may establish a limit on the maximum amount a grantee may receive on exercise. The committee will decide at the time the SAR is granted the date or dates at which it will become vested and exercisable.

Dividend Equivalent Rights (DERs)

   DERs represent a right to receive all or some portion of the cash dividends that are or would be payable with respect to shares. DERs may be granted in tandem with any award under the special plan and may be payable currently or deferred until the lapsing of the restrictions on the DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the related award. DERs may be settled in cash, shares or a combination of cash and shares, in single or multiple installments, as the committee determines.

Restricted Stock

   The committee will determine the terms of each restricted stock award at the time of grant, including the price, if any, to be paid by the grantee for the restricted stock, the restrictions placed on the shares, and the time or times when the restrictions will lapse. In addition, at the time of grant, the committee, in its discretion, may decide: (1) whether any deferred dividends will be held for the account of the grantee or deferred until the restrictions lapse, (2) whether any deferred dividends will be reinvested in additional shares or held in cash, (3) whether interest will be accrued on any dividends not reinvested in additional shares of restricted stock, and (4) whether any stock dividends paid will be subject to the restrictions applicable to the restricted stock award. Shares of restricted stock are non-transferable until all restrictions on them have lapsed.

Performance Units and Performance Shares

   Performance units and performance shares will be awarded as the committee determines, and the vesting of performance units and performance shares will be based upon specified performance objectives to be determined by the committee, among which are: earnings per share, share price, pre-tax profits, after-tax profits, operating profits, sales or expenses, net earnings, return on equity or assets, revenues, EBITDA, market share, market penetration, confidential business objectives, or any combination of the foregoing. Performance objectives may be in respect of: the performance of Tellium, the performance of any of its subsidiaries, the performance of any of its divisions, or any combination of the foregoing. Performance objectives may be absolute or relative (to prior performance of Tellium or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The performance objectives with respect to a performance cycle will be established in writing by the committee by the earlier of (x) the date on which a quarter of the performance cycle has elapsed or (y) the date which is 90 days after the commencement of the performance cycle, and in any event while the performance relating to the performance objectives remains substantially uncertain.

   To the extent permitted under Section 162(m) of the Code, the committee may provide the manner in which performance will be measured against the performance objectives, or may adjust the performance objectives to reflect the impact of specified corporate transactions, accounting or tax law changes, and other extraordinary or nonrecurring events. Performance units may be denominated in dollars or in shares, and payments in respect of performance units will be made in cash, shares, shares of restricted stock or any combination of the foregoing, as determined by the committee. The agreement evidencing the award of performance shares or performance units will state the terms and conditions thereof, including those applicable in the event of the grantee's termination of employment. Before the vesting, payment, settlement or lapsing of any restrictions with respect to either performance units or performance shares, the committee must certify in writing that the applicable performance objectives have been satisfied.

Other Stock-Based Awards; Phantom Stock

   The committee may, in its discretion, grant other share awards on terms and conditions determined by the committee in its sole discretion. Share awards may include grants of phantom stock. Upon the vesting of a phantom stock award, the grantee will be entitled to receive a cash payment in respect of each share of phantom stock which will be equal to the fair market value of a share as of the date the phantom stock award was granted, or on another date selected by the committee in its discretion at the time the phantom stock award was granted. The committee may, in its discretion, at the time a phantom stock award is granted, provide a limitation on the amount payable in relation to each share of phantom stock. In lieu of a cash payment, the committee may, in its discretion, settle phantom stock awards with shares having a fair market value equal to the cash payment to which the grantee has become entitled.

Effect of Change in Control

   In the event of a change in control of Tellium, the committee may:

    . require participants to surrender their outstanding options or stock appreciation rights for a cash payment,

    . replace outstanding options or stock appreciation rights with other rights or property,

    . accelerate the vesting of all or a portion of the options, stock appreciation rights or performance awards,

    . cause the restrictions on all or a portion of the shares of restricted stock to lapse,

    . require that the successor or survivor corporation assume the options, stock appreciation rights, restricted stock and performance awards, or replace them with equivalent options or awards, or

    . adjust the terms and conditions of outstanding options, stock appreciation rights, restricted stock or performance awards.

   The committee also may specify the effect of a change in control in a grant agreement related to a particular award.

   A change in control generally occurs, subject to some exceptions, upon:

    . the acquisition by any person or entity of 50% or more of Tellium's outstanding common stock,

    . a change in the composition of a majority of Tellium's Board of Directors,

    . a merger, acquisition or similar transaction resulting in ownership by Tellium stockholders after the transaction of 50% or less of the new entity,

    .  a dissolution or liquidation of Tellium, or

    .  a sale of all or substantially all of Tellium's assets.

U.S. Federal Income Tax Consequences

   The following is a brief description of the current U.S. federal income tax treatment that will generally apply to stock options and other awards under the special plan made to participants who are subject to U.S. income tax. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

   Options. The grant of a non-qualified option will not result in taxable income to the optionee. The optionee will generally realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the optionee upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares being equal to the fair market value of the shares at the time of exercise.

   The grant of an incentive stock option will not result in taxable income to the optionee. The exercise of an incentive stock option will generally not result in taxable income to the optionee. However, for purposes of the alternative minimum tax, the exercise of an incentive stock option will be treated as an exercise of a non-qualified stock option. Accordingly, the exercise of an incentive stock option may result in an alternative minimum tax liability.

   The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss. However, if the holder disposes of the shares acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income, in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of excise of the option will generally be capital gain.

   If Tellium complies with applicable income reporting requirements, it will be entitled to a federal income tax deduction in the same amount and at the same time as the optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code, which is discussed below. The subsequent disposition of shares acquired upon the exercise of a non-qualified option will ordinarily result in capital gain or loss, provided that any gain will be subject to reduced tax rates if the shares have been held for more than twelve months.

   If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to those shares upon such exercise.

   Special rules may apply in the case of an optionee who is subject to Section 16 of the Securities Exchange Act.

   Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the grantee. The amount of any cash (or the fair market value of any shares) received upon the exercise of a SAR under the special plan will be includible in the grantee's ordinary income. Tellium will be entitled to a deduction, subject to the deduction limitation under Section 162(m) of the Code, equal to the amount included in a grantee's income by reason of the exercise of a SAR. Gains and losses realized by the grantee upon disposition of any shares received on the exercise of a SAR will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

   Dividend Equivalent Rights. A grantee realizes ordinary income upon the receipt of DERs in an amount equal to any cash received and the fair market value of any shares received. Tellium will be entitled to a deduction of the same amount, subject to any deduction limitation under Section 162(m) of the Code.

   Restricted Stock. A grantee will not recognize taxable income upon the grant of restricted stock, and the recognition of any income will be postponed until the shares are no longer subject to the restriction or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the grantee will recognize ordinary income equal to the fair market value of the restricted stock at the time that such restrictions lapse and, subject to satisfying applicable income reporting requirements and any deduction limitation under Section 162(m) of the Code, Tellium will be entitled to a federal income tax deduction. A grantee may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the grantee will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant (determined without regard to any of the restrictions thereon) over the amount paid, if any, by the grantee for such shares. Tellium is entitled to a federal income tax deduction, at the time the grantee recognizes ordinary income, in an amount equal to that income.

   Performance Shares and Performance Units. Generally, a grantee will not recognize any taxable income and Tellium will not be entitled to a deduction upon the award of performance share or performance units. At the time performance shares vest or the grantee receives a distribution with respect to performance units, the fair market value of the vested shares or the amount of any cash or shares received in payment for such awards generally is taxable to the grantee as ordinary income. Subject to satisfying applicable income reporting requirements and any deduction limitation under Section 162(m) of the Code, Tellium will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the grantee.

   Section 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation." Tellium has structured and intends to implement and administer the special plan (except with respect to grants of restricted stock and stock options with an exercise price of less than the fair market value of the underlying shares on the date of grant, and certain change in control payments) so that the compensation resulting from options and awards under the special plan will qualify as "performance-based compensation." The committee, however, has the discretion to grant options and awards with terms that will result in the options and awards not constituting performance-based compensation. To allow the compensation under the special plan to qualify as performance-based compensation, Tellium is seeking stockholder approval of the amendment to the special plan, and the material terms of the performance objectives applicable to performance units and performance shares.

   Section 280G. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and Tellium may be denied a federal income tax deduction.

   Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the special plan. A optionee or grantee may also be subject to state and local taxes in connection with the grant of awards under the special plan. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

New Plan Benefits

   The following table sets forth information as of April 15, 2002 concerning options to be granted under the special plan to (i) the named executives; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) all employees, including all current officers who are not executive officers, as a group; and (v) each other person who received or is to receive five percent of such options:

Name And Position                                        Number of Options
-----------------                                        -----------------
Harry J. Carr...........................................         0
  Chairman of the Board of Directors and Chief
  Executive Officer
William J. Proetta(1)...................................         0
  President and Chief Operating Officer
Richard W. Barcus(2)....................................         0
  President and Chief Operating Officer
Krisha Bala.............................................         0
  Chief Technology Officer
Michael J. Losch........................................         0
  Chief Financial Officer
All current executive officers as a group (4 persons)...         0
All current directors who are not executive officers
  as a group (7 persons)................................      390,000
All employees, including all current officers who are
  not executive officers as a group (542 persons).......         0

--------
(1) Mr. Proetta joined Tellium in November 2000 and became an executive officer in October 2001.
(2) Mr. Barcus retired as of December 15, 2001.

Other Matters

   The Board has not determined what action it will take if the amendment to the special plan is not approved by stockholders, although it does have the power to make the amendment effective, provided it monitors the plan to ensure that it remains "broadly-based" under the rules of the Nasdaq Stock Market. If stockholders do not approve the amendment to the special plan, then compensation paid in excess of $1 million in any taxable year to named executive officers may not be deductible by Tellium as "performance-based compensation" and no incentive stock options may be issued under the special plan.

   A copy of the special plan was filed electronically with the Securities and Exchange Commission with this proxy statement, and is attached to this proxy statement as Appendix A.

   The Board of Directors recommends a vote FOR the amendment to the Amended and Restated Special 2001 Stock Incentive Plan.

             PROPOSAL NO. 3--APPROVE EMPLOYEE STOCK PURCHASE PLAN

   We are asking shareholders to approve a new employee stock purchase plan. The plan allows employees to purchase our common stock using payroll deductions. We are asking shareholders to approve the plan so that employees may receive the special tax treatment provided by Section 423 of the Internal Revenue Code. The plan is an important element in our efforts to recruit and retain the talent we need to maintain and improve our competitive position.

   The plan was approved by the Board of Directors on April 23, 2002. The plan provides initially for the issuance of up to 4,000,000 shares and, on January 1 of each year, the number of shares reserved for issuance under the plan will automatically increase by a number of shares that is equal to 2.5% of the total number of our outstanding shares of common stock on the immediately preceding December 31, up to a limit of 6,000,000. Payroll deductions will begin on June 1, 2002. The first purchase date will be February 28, 2003.

Summary of the Plan

   Purpose. The purpose of the plan is to provide our employees with an opportunity to purchase our common stock and, therefore, to have an additional incentive to contribute to the success of our company.

   Administration. The plan will be administered by the compensation committee of the Board of Directors. The committee has full power to interpret the plan, and its decisions will be final and binding upon all participants.

   Eligibility. Employees of Tellium and designated subsidiaries who have been employed for at least 10 days and whose customary employment is for more than 20 hours per week and for at least five months per year may participate in the plan. However, no employee will be eligible to participate in the plan if, immediately after the grant of a right to purchase stock under the plan, that employee would own 5% of either the voting power or the value of our common stock. Upon shareholder approval of the plan, approximately 533 employees, including 3 executive officers, will be eligible to participate in the plan.

   Participation. In order to participate in the plan, an employee who is eligible at the beginning of an offering period authorizes payroll deductions in 1% increments, but not less than 2% nor greater than 10%, of his or her compensation. Before each offering period begins, the committee must determine the maximum number of shares to be offered and the maximum number of shares that may be purchased by any participant. No participant may accrue rights to purchase shares at a rate that exceeds $25,000 of fair market value for any calendar year.

   Purchases. In general, the plan provides for offering periods of 24 months. Each offering period shall consist of 4 purchase periods of 6 months each, and a new offering period will generally begin every 6 months. However, the first offering period, commencing on June 1, 2002, will last 27 months, and the first purchase period will last 9 months. The committee may make a particular offering period longer or shorter, provided that the change is announced at least 15 days before the beginning of the offering period to be affected and that no offering period may be longer than 27 months. At the end of each purchase period, also referred to as the purchase date, a participant's accumulated payroll deductions are used to purchase shares. A participant's payroll deductions will continue until he or she withdraws from the plan by submitting a written notice to that effect at least 15 days prior to the end of an offering period. If the fair market value on the first day of the current offering period in which a participant is enrolled is higher than the fair market value on the first day of a later offering period, we will automatically enroll the participant in the later offering period, and any funds accumulated in the participant's account before the first day of that later offering period will be used to purchase shares on the purchase date immediately before the first day of the later offering period.

   Shares of common stock will be purchased under the plan at a price equal to 85% of the fair market value of a share of our common stock on (1) the first business day of the offering period or (2) the last business day of each purchase period, whichever is less.

   On April 15, 2002, the reported last sale price per share of our common stock was $2.15. The number of shares of our common stock a participant purchases in each purchase period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by 85% of the fair market value of our common stock on (1) the first business day of the offering period or (2) the last business day of each purchase period, whichever is less.

   Termination of Employment. If a participant's employment is terminated (including because of retirement or death), the participant's election is deemed cancelled and the payroll deductions credited to the participant's account will be returned without interest to him or her.

   Adjustments upon Changes in Capitalization. In the event of a stock split or other similar event that affects the number of shares of common stock outstanding, adjustments may be made in the number of shares of stock subject to the plan, the number and kind of shares of stock to be purchased during each purchase period and the price per share of common stock. Any such adjustment will be made by the committee, whose determination is final.

   Amendment and Termination. The Board of Directors may terminate or amend the plan at any time, except that it may not (1) increase the number of shares subject to the plan other than as described above, or (2) change the designation or class of employees eligible for participation in the plan. The plan will continue until all of the shares authorized for the plan are sold, unless it is terminated earlier by the Board of Directors.

   Effect of Change in Control. In the event of a dissolution or liquidation of Tellium, the committee will determine whether (1) all rights to purchase shares under the plan will terminate and accumulated payroll deductions be refunded, or (2) the plan will terminate and participants will have the right to purchase shares prior to such termination. In the event of merger or other similar transaction after which we are not the surviving company, the committee will determine whether (1) the end of the purchase period will be accelerated,
(2) all rights to purchase shares under the plan will terminate and accumulated payroll deductions be refunded, or (3) the plan will continue with regard to shares of the surviving corporation. In either of these events, the committee may make adjustments to the number of shares of stock subject to the plan and the price per share of common stock.

U.S. Federal Income Tax Consequences

   If shareholders approve this proposal, the plan, and the rights of participants to make purchases thereunder, should qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the plan are sold or otherwise disposed of.

   Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant purchase period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

   (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

  (ii) an amount equal to 15% of the fair market value of the shares as of the applicable entry date.

   Any additional gain should be treated as long-term capital gain.

   If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

   We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to us.

   The foregoing discussion is not intended to cover all tax consequences of participation in the plan. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the election to purchase shares under the plan and ending with the disposition of the those shares. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state and/or local income tax in the United States.

   New Plan Benefits. Because benefits under the plan will depend on employees' elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the plan is approved by the shareholders. Non-employee directors are not eligible to participate in the new plan.

Other Matters

   A copy of the plan was filed electronically with the Securities and Exchange Commission with this proxy statement, and is attached to this proxy statement as Appendix B.

   The Board of Directors recommends a vote FOR the approval of the Employee Stock Purchase Plan.

      PROPOSAL NO. 4--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Our Board of Directors has, subject to shareholder approval, retained Deloitte & Touche LLP as Tellium's independent auditors for the year ending December 31, 2002. Deloitte & Touche LLP also served as Tellium's independent auditors for 2001. The Board of Directors believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and is well-qualified to act in the capacity of our principal independent auditors. Therefore, the Board of Directors has selected Deloitte & Touche LLP to act as our independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2002.

   On March 9, 2000, we changed our auditors to Deloitte & Touche LLP from Ernst & Young LLP. The decision to dismiss Ernst & Young LLP and engage Deloitte & Touche LLP was approved by our Board of Directors. We believe that for the period from May 6, 1997 (inception) through the date of the change in auditors, Ernst & Young did not have any disagreement with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements. Ernst & Young's original report on our 1998 financial statements, dated August 22, 1999, contained an explanatory paragraph indicating there was substantial doubt regarding our ability to continue as a going concern. Ernst & Young reissued their report on our 1998 financial statements on September 21, 2000 indicating that the conditions that raised the substantial doubt about whether we would continue as a going concern no longer existed.

Fees Billed by the Independent Auditors

   The following table shows the aggregate fees billed by Deloitte & Touche LLP, our independent auditors, for the fiscal year ended December 31, 2001.

Audit Fees...................................................................................... $216,000
Financial Information Systems Design and Implementation Fees....................................        0
   Audit Related Fees(1).................................................... 534,000
   Non-Audit Related Fees(2)................................................ 285,000
                                                                             -------
All Other Fees.................................................................................. $819,000

--------
(1) "Audit Related Fees" consist primarily of fees for the issuance of consents and other related accounting services rendered in connection with registration statements filed with the Securities and Exchange Commission, including our initial public offering, and an employee benefit plan audit.
(2) "Non-Audit Related Fees" includes fees for tax consulting and compliance services.

   The audit committee of our Board of Directors considered whether the non-audit services rendered by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP's independence as auditors of our consolidated financial statements, and concluded that they were.

   If the selection of Deloitte & Touche LLP is not approved by the stockholders, the Board of Directors will consider such a vote as advice to select other independent auditors for the 2003 fiscal year, rather than the 2002 fiscal year, because of the difficulty and expense involved in changing independent auditors on short notice.

Availability of Independent Auditors

   One or more representatives of Deloitte & Touche LLP is expected to attend the annual meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

   The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

                         BOARD MEETINGS AND COMMITTEES

   During the fiscal year ended December 31, 2001, our Board of Directors held 11 meetings, and no incumbent directors attended fewer than 75% of the total number of meetings of our Board of Directors and the committees, if any, of which they were a member. Our Board of Directors approved some matters by unanimous written consent during the fiscal year.

   Our Board of Directors currently has two standing committees: an audit committee and a compensation committee. The audit committee currently includes Messrs. Glassmeyer, Connors and Feldman and the compensation committee currently include Messrs. Smith, Feldman and Glassmeyer. If reelected to the Board of Directors, Mr. Smith will continue to serve as a member of the compensation committee. The Board of Directors has not established a nominating committee.

   Each audit committee member is an independent member of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. As an independent director of Tellium's Board of Directors, each audit committee member is not an officer or employee of Tellium or its subsidiaries and does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director.

   Audit Committee. The functions of the audit committee, as more fully set forth in the Audit Committee Charter adopted by Tellium on October 31, 2000 and attached hereto as Appendix C, are to act on behalf of the Board in fulfilling the following responsibilities of the Board:

    . to oversee all material aspects of our reporting, control and audit functions, except those that are specifically related to the responsibilities of another committee of the Board,

    . to monitor the independence and performance of our independent accountants, and,

    . to provide a means for open communication among Tellium's independent accountants, financial and senior management, the internal audit department and the Board.

   The audit committee met 3 times during the fiscal year ended December 31, 2001.

   Compensation Committee. The compensation committee determines the compensation of the Chairman and Chief Executive Officer, approves bonuses granted to executive officers and key personnel, reviews our executive compensation policy, administers our stock option plans, approves the options granted under our stock option plans, and makes recommendations to our Board of Directors regarding these matters. The compensation committee met 5 times during the fiscal year ended December 31, 2001. For a more complete description of the functions of the compensation committee, see "Compensation Committee Report."

Report of the Audit Committee

To the Board of Directors of Tellium, Inc.:

   We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

   We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

   We have discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          AUDIT COMMITTEE

                                          Edward F. Glassmeyer
                                          Michael M. Connors
                                          Jeffrey A. Feldman

                     EXECUTIVE OFFICERS AND KEY EMPLOYEES

   The current executive officers of Tellium and their respective ages and positions with Tellium are as follows:

                                                                                        In Current
Name               Age                   Capacities In Which Served                   Position Since
----               ---                   --------------------------                   --------------
Harry J. Carr..... 45  Chairman of the Board of Directors and Chief Executive Officer      2000
William J. Proetta 52  President and Chief Operating Officer                               2001
Krishna Bala...... 37  Chief Technology Officer                                            1999
Michael J. Losch.. 47  Chief Financial Officer, Secretary and Treasurer                    1999

   Harry J. Carr has served as Chairman of the Board and Chief Executive Officer of Tellium since January 2000. For his complete biobgraphy, see "Proposal No. 1--Election of Directors--Information Regarding Continuing Directors."

   William J. Proetta has served as our President and Chief Operating Officer since October 2001. Prior to that he was our Vice President of Product Management from November 2000 to October 2001. Prior to joining Tellium, from 1999 to 2000, he was employed by Lucent Technologies where he was a Vice President and General Manager in the InterNetworking Systems business unit. During 1999, he served as a Vice President and General Manager in Lucent's Broadband Carrier Networks unit, and from 1997 to 1998, he served as Vice President of Research & Development in Lucent's Carrier Networks business unit. From 1969 to 1996, Mr. Proetta worked in numerous business units at Lucent Technologies, including Switching Systems, Communications Software, Optical Networking and Data Networking, where he held position in Product Development, Product Management, Customer Services and Business Management.

   Krishna Bala has served as Chief Technology Officer of Tellium since
December 1999. Dr. Bala is the lead system architect for our Aurora Optical Switch. From 1997 to 1999, Dr. Bala served as our Manager of Optical Cross-Connect Product Development. Prior to joining Tellium, Dr. Bala was a scientist with Bellcore's Optical Networking Group, a research and telecommunications services provider, from 1992 to 1997. Dr. Bala earned a Bachelors in Electrical Engineering from Bombay University in India, a Masters in Electrical Engineering from Columbia University and a Ph.D. in Electrical Engineering from Columbia University for his work on optical wavelength routing.

   Michael J. Losch has served as Chief Financial Officer, Secretary and Treasurer of Tellium since October 1999. From 1998 to 1999, he served as Chief Financial Officer and Chief Operating Officer of IDF International, an investment company. From 1997 to 1998, Mr. Losch was Vice President, Finance and Administration of Cardre, Inc., a cosmetics manufacturing company. From 1978 to 1997, Mr. Losch served in various capacities with Bell Atlantic Corporation, a telecommunications company, including Special Assistant to New Jersey Governor's Office of Business Ombudsman from 1996 to 1997, Executive Director for Bell Atlantic-New Jersey's Cable Telecom Project from 1995 to 1996 and Chief Financial Officer of Bell Atlantic-New Jersey from 1993 to 1995. Mr. Losch earned both a B.S. and an M.B.A. from Lehigh University.

                            EXECUTIVE COMPENSATION

   The following table sets forth the total compensation paid to our Chief Executive Officer and Chairman and each of the four other most highly-compensated executive officers who served in 2001 and whose annual salary and bonus exceeded $100,000 for services rendered to us in all capacities during the years ended December 31, 2001 and 2000.

                          Summary Compensation Table

                                                                                   Long-Term
                                                         Annual Compensation      Compensation
                                                     ---------------------------- ------------
                                                                                   Securities
                                                     Fiscal                        Underlying   All Other
Name and Principal Position                          Period Base Salary   Bonus     Options    Compensation
---------------------------                          ------ -----------  -------- ------------ ------------
Harry J. Carr.......................................  2001   $300,000    $200,000  1,200,000           --
  Chairman of the Board of Directors and Chief        2000   $281,923(1)       --  6,600,000           --
  Executive Officer

William J. Proetta..................................  2001   $179,744    $176,000  1,075,000           --
  President and Chief Operating Officer(3)            2000   $ 27,260          --    325,000           --

Richard W. Barcus...................................  2001   $200,000    $ 75,000         --     $128,878(4)
  President and Chief Operating Officer(5)            2000   $179,167    $ 88,333         --     $  2,677(2)

Krishna Bala........................................  2001   $200,000    $178,866    500,000     $  2,708(2)
  Chief Technology Officer                            2000   $185,321    $ 30,000         --     $  2,677(2)

Michael J. Losch....................................  2001   $175,000    $125,000    100,000     $  2,696(2)
  Chief Financial Officer, Secretary and Treasurer    2000   $158,125          --    450,000     $  2,630(2)

--------
(1) Mr. Carr commenced employment with Tellium on January 24, 2000.
(2) Consists of Tellium contributions to individual 401(k) plans.
(3) Mr. Proetta joined Tellium in November 2000 and became an executive officer in October 2001.
(4) Includes $100,000 severance payment, Tellium's $8,108 contribution to Mr. Barcus' 401(k) retirement plan, and $20,770 paid for earned but unused vacation days. See "Executive Compensation--Retirement of Richard W. Barcus."
(5) Mr. Barcus retired as of December 15, 2001.

                                 Option Grants

   The following table sets forth information regarding options we granted during 2001 to the executive officers named in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year

                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                            Annual Rates of
                                     Option Grants                            Stock Price
                                  in Last Fiscal Year                      Appreciation for
                                   Individual Grants                         Option Term(1)
                   ------------------------------------------------- -----------------------------
                               Percent of
                                 Total
                   Number of    Options
                   Securities   Granted
                   Underlying      to
                    Options    Employees  Exercise Market
                    Granted    in Fiscal   Price   Price  Expiration
       Name           (#)       Year (2)   ($/Sh)  ($/Sh)    Date     0% ($)    5% ($)    10% ($)
       ----        ----------  ---------- -------- ------ ---------- --------- --------- ---------
Harry J. Carr(3)..        0       0.00        --      --         --         --        --        --
Krishna Bala......  500,000(4)    4.60      6.04    6.04   11/11/11         -- 1,899,262 4,813,102
William J. Proetta   75,000(5)    0.69      3.10   18.00    2/13/11  1,117,500 1,966,508 3,269,052
                    600,000(6)    5.53      4.93    4.93    9/30/11         -- 1,860,270 4,714,290
                    400,000(4)    3.68      6.04    6.04   11/11/11         -- 1,519,409 3,850,482
Richard W. Barcus.       --         --        --      --         --         --        --        --
Michael J. Losch..  100,000(4)    0.92      6.04    6.04   11/11/11         --   379,852   962,620

--------
(1) The dollar amount set forth in these columns are the result of calculations of assumed annual stock price appreciation of 5% and 10% from the date of grant to the date of expiration of such options. These calculations are required by the SEC's rules, and not intended to forecast the future appreciation of our stock price. Tellium's stock price may increase or decrease over the time period set forth above.
(2) Based on an aggregate of 10,858,748 options granted to employees in fiscal 2001, including options granted to the named executives.
(3) Mr. Carr received an option to purchase 1,200,000 shares of common stock on January 30, 2002, at an exercise price of $4.48 per share.
(4) Such options become exercisable in 48 equal monthly installments beginning on December 12, 2001.
(5) Twenty-five percent of such options became exercisable on February 14, 2002, the remaining options will become exercisable in equal monthly installments for the following three years.
(6) Twenty-five percent of such options become exercisable on October 1, 2002, the remaining options will become exercisable in equal monthly installments for the following three years.

                         Fiscal Year-End Option Values

   The following table provides information with respect to the number and value of unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2001. Options are "in-the-money" if the value of our common stock exceeds the exercise price of the options.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                               Number of Securities
                                                              Underlying Unexercised     Value of Unexercised
                                      Shares                     Options at Fiscal       In-the-Money Options
                                     Acquired                      Year-End (#)         at Fiscal Year-End (1)
                                        on         Value     ------------------------- -------------------------
Name                               Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                               ------------ ------------ ----------- ------------- ----------- -------------
Harry J. Carr.....................      --           --             --            --          --            --
Krishna Bala......................      --           --         80,916       560,084    $429,209    $  520,251
William J. Proetta................      --           --        305,598     1,094,402    $657,523    $1,450,477
Richard W. Barcus.................      --           --             --            --          --            --
Michael J. Losch..................      --           --          2,083        97,917    $    396    $   18,604

--------
(1) The values set forth in these columns were calculated based on $6.23 per share, which was the closing price per share of our common stock on December 31, 2001, and the exercise price of the option.

Employment Agreement

   Harry J. Carr. We entered into an executive employment agreement with Mr. Carr, dated December 21, 1999, which provides for his employment as Chairman of the Board and Chief Executive Officer beginning in January 2000 for a period of two years or until he resigns, is disabled, dies or is terminated by us for any reason. The agreement was renewed automatically in January 2002 for a one-year period, and will be renewed automatically in January of each year for one-year periods, unless we or Mr. Carr give notice of intent not to renew at least 90 days before the end of an employment term.

   Mr. Carr began to receive an annual base salary of $300,000 in January 2000, subject to increases as determined by our Board of Directors based upon Mr. Carr's performance and other factors described in the agreement. In addition, we granted options to purchase 6,600,000 shares of our common stock to Mr. Carr at an exercise price of $2.14 per share, which Mr. Carr exercised on April 4, 2000. Mr. Carr is eligible to receive a bonus of up to 66-2/3% of his base salary each year during the term of employment in which we and Mr. Carr achieve objectives mutually agreed upon by Mr. Carr and our Board of Directors for such fiscal year. If Mr. Carr exceeds the agreed upon objectives, the Board of Directors may provide for an additional bonus. The agreement also provides for benefits, the reimbursement of expenses and the payment of the rental costs of Mr. Carr's residence near our offices.

   The employment agreement also prohibits Mr. Carr, during his employment with us and for one year after his employment ends, from soliciting any of our employees, or interfering with any of our business relationships. The agreement also requires that Mr. Carr protect Tellium's trade secrets and confidential information during his employment with us, and for one year after his employment ends.

   Pursuant to the employment agreement, if we terminate Mr. Carr's employment for any reason or if Mr. Carr exercises his right to terminate the agreement within six months of the occurrence of any of the following:

    . an adverse change in Mr. Carr's title, position, duties, powers and authority, reporting relationship or the scope of his responsibilities,

    .  the occurrence of a change of control,

    . a failure by our successor to assume Mr. Carr's employment agreement in a situation other than a change in control, or

    . a material breach of the employment agreement that remains uncured for 14 days following our receipt of notice of the breach,

Mr. Carr is entitled to receive, among other things, his annual base salary for one year paid ratably over this period, any unpaid bonuses earned prior to termination, any unpaid benefits under group health and life insurance plans for one year after termination, any unpaid benefits under employee benefit plans and any reimbursable expenses.

   According to the employment agreement, if Mr. Carr dies or becomes disabled, he is entitled to receive all of the amounts described above, except that he will only be entitled to receive his then-current salary through the last day of the month he died or became disabled and any unpaid bonus for that portion of the year that the death or disability occurred.

   Mr. Carr may also terminate the employment agreement at any time upon 30 days written notice. In that event, he will be entitled to receive his salary as of the date of termination, any unpaid bonus earned with respect to prior years, any unpaid benefits under group health and life insurance plans or employee benefit plans and any reimbursable expenses.

   The employment agreement also provides that if Mr. Carr receives a payment or benefit upon a change of control that is subject to an excise or similar-purpose tax, we will pay Mr. Carr such additional compensation as is necessary to place him in the same after-tax position he would have been in had no such taxes been paid or incurred.

Retirement of Richard W. Barcus

   Richard W. Barcus. In December 2001, we entered into a retirement and separation agreement with Richard W. Barcus, our former President and Chief Operating Officer. Mr. Barcus had indicated his desire to retire and the purpose of the agreement was to offer him severance benefits and compensation in recognition of his contribution to Tellium, and in consideration of his agreement to refrain from competing with or soliciting employees from Tellium. Under the agreement, Mr. Barcus received a lump sum severance payment of $100,000, equal to one-half of his annual base salary. Mr. Barcus also received:

    .  $75,000 as a bonus for 2001,

    .  approximately $20,770 as payment for earned but unused vacation, and

    .  continued health care coverage for him and his family for one year.

   In connection with Mr. Barcus' retirement, he repaid an outstanding promissory note to Tellium of $2,245,756, including accrued interest. Tellium had made this loan to Mr. Barcus in April 2000 to permit him to exercise 1,500,000 options to purchase Tellium stock at a weighted average exercise price of approximately $1.34 per share. The shares issued to him upon exercise of these options remained restricted, and would have vested over four years. As of December 15, 2001, 570,001 of these shares remained unvested. Upon Mr. Barcus' retirement, Tellium accelerated the vesting of 258,668 of these shares, and Mr. Barcus tendered the accelerated shares to Tellium as repayment of $1,779,636 of principal and interest on the promissory note. For this purpose, the accelerated shares were valued at $6.88 per share, the fair market value of Tellium's stock on January 3, 2002. An additional $417,206 of the principal of the loan was repaid with the unvested shares, valued at a weighted average exercise price of approximately $1.34 per share, and the remaining $48,913 in interest on the loan was forgiven.

   The agreement also contains mutual nondisparagement provisions and indemnification by Tellium of Mr. Barcus for any claims resulting from Mr. Barcus' good faith performance of his duties and obligations with Tellium. In consideration of the severance benefits we provided, Mr. Barcus released Tellium from all claims he may have had against it relating to his employment. In addition, for twelve months following the execution of the agreement, Mr. Barcus is prevented from engaging in business activities that are competitive with Tellium and about which he gained any propriety or confidential information during the course of his employment with Tellium or solicit or hire any of our employees for an activity that is competitive with the business activities of Tellium. We have also agreed to compensate Mr. Barcus for any tax, interest or penalties if any payment or benefit under the agreement is determined or alleged to be subject to excise tax.

Director Compensation

   Our Board of Directors determines the amount of any fees, whether payable in cash, shares of common stock or options to purchase common stock, and expense reimbursements that directors receive for attending meetings of the Board of Directors or committees of the Board. To date, we have not paid any fees to our directors, but have reimbursed them for their reasonable expenses in attending Board and Board committee meetings. We have granted options to our directors in the past as set forth below. Under our 2001 stock incentive plan, each new non-employee director receives an automatic grant of 5,000 options upon initially becoming a director, and an annual automatic grant of 1,500 options in January of each year that the 2001 stock incentive plan is in effect if he or she continues to serve as a non-employee director on that date.

   On January 2, 2002, each of our non-employee directors who was a director on January 2, 2002 received an automatic option to purchase 1,500 shares of our common stock at an exercise price of $6.50 per share, the fair market value of Tellium common stock on that day. Twenty-five percent of these options vest on the first anniversary of the date of grant and the remainder in 36 equal monthly installments commencing on the 13/th month following the date of grant, provided that the individual continues to serve as a director as of that date. /

   On February 5, 2002, upon his election as a director and under the terms of the 2001 stock incentive plan, Marc B. Weisberg received an option to purchase 5,000 of shares of our common stock at an exercise price of $3.18, the fair market value of our common stock on February 5, 2002. Twenty-five percent of these options vest on February 5, 2003 and the remainder in 36 equal monthly installments commencing on the March 5, 2003, provided that Mr. Weisberg continues to serve as a director as of that date. In addition, before becoming a director, Mr. Weisberg received options to purchase 45,375 shares of common stock at an exercise price of $14.00 per share on March 21, 2001 for services rendered as a member of Tellium's advisory board.

   On January 30, 2002, the compensation committee of the Board of Directors approved the grant of options to purchase shares of our common stock to the following directors, subject to the approval of Proposal No. 2 by Tellium's stockholders at this annual meeting:

                                                          Number of
             Name                                          Options
             ----                                         ---------
             William B. Bunting..........................  30,000
             Jeffrey A. Feldman..........................  70,000
             Edward F. Glassmeyer........................  30,000
             William A. Roper, Jr........................  30,000
             Richard C. Smith, Jr........................  30,000
             Michael M. Connors..........................  50,000

   All of these options were 50 percent vested upon their grant. The remaining 50 percent vest one year from the date of grant. In addition, on January 30, 2002 the compensation commitee of the Board of Directors approved a grant of options to purchase 150,000 shares of our common stock to Mr. Weisberg, subject to his election as a director of Tellium and subject to the approval of Proposal No. 2 by Tellium's stockholders at this meeting. Consequently, on February 5, 2002, upon his election as a director and subject to the approval of Proposal No. 2 by Tellium's stockholders at this annual meeting, Mr. Weisberg was granted an option to purchase 150,000 shares of our common stock. Mr. Weisberg's options vest as follows:

    .  62,500 upon their grant;

    .  62,500 one year from the date of grant; and

    .  25,000 two years from the date of grant.

   The exercise price of all options granted by the compensation committee on January 30, 2002 will be the closing price of our common stock on the date of this annual meeting of Tellium's stockholders.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Restricted Stock Agreements

   Harry J. Carr. On December 21, 1999, we granted stock options to Mr. Carr to purchase an aggregate of 6,600,000 shares of our common stock at an exercise price of $2.14 per share. On April 4, 2000, Mr. Carr exercised these stock options in full and received 6,600,000 shares of our common stock, which are subject to two restricted stock agreements. In connection with the stock purchases, Mr. Carr delivered two promissory notes to us in the aggregate amount of $14,099,800, less the par value of the stock purchased, which he paid in cash. Each promissory note is secured by a pledge of purchased stock held by Mr. Carr and various transferees. Mr. Carr is obligated to repay his loans plus interest on the outstanding principle balance:

    . upon the occurrence of a liquidity event (with respect to the portion of the principal attributable to the shares of restricted stock that are sold), or

    . on the termination date of each of Mr. Carr's restricted stock agreements.

   The interest rate on these promissory notes was initially fixed at 7.5% per annum. On October 1, 2001, the Board of Directors approved an amendment to the promissory notes to change the interest rate to a floating rate on a quarterly basis equal to the applicable federal rate. Based on this amendment, the interest rate on the promissory notes on December 31, 2001 was 3.51%.

   Under the terms of Mr. Carr's restricted stock agreements, 3,000,000 shares vested as of January 2, 2000, and an additional 600,000 shares vested in November 2000. Of the remaining 3,000,000 shares, 750,000 vested on December 21, 2000 and 2,250,000 vested or will vest ratably on a monthly basis over the succeeding three years. The restricted stock agreements provide that Mr. Carr may only transfer his unvested shares to us or by will or laws of descent and distribution, under a domestic relations order, by gift to members of his family, to trusts solely for the benefit of his family members, to persons with whom he has had a significant pre-existing business or personal relationship, to entities in which such family members, friends and/or trusts are the only partners and to charitable organizations.

   Under the terms of the restricted stock agreements, we have the right to repurchase any unvested shares of restricted stock, at a per share price equal to the exercise price per share paid by Mr. Carr, plus accrued interest, if Mr. Carr voluntarily terminates his employment with us. Our repurchase right is exercisable only during the one-year period following such termination.

   The restricted stock agreements also provide that all of the unvested shares will immediately vest, and Tellium's right of repurchase shall lapse, upon the occurrence of any of the following:

    . the sale or acquisition of beneficial ownership of our equity securities constituting 50% or more of the total voting power of our stockholders by a party or group of related parties (other than us or a person that directly or indirectly controls, is controlled by, or is under common control with us),

    . a merger or consolidation of Tellium with or into another entity and the holders of our equity securities prior to such transaction possess less than 50% of the total voting power of the surviving company after such transaction,

    .  a complete liquidation or dissolution of Tellium,

    .  a sale of all or substantially all of our assets, or

    . a change in the composition of our Board of Directors over a 36-month period such that a majority of the Board is no longer comprised of persons who either have been Board members continuously since the beginning of such period or have been elected or nominated for election as Board members during such period by at least a majority of the persons who have been Board members over that same period.

If, as a result of the acceleration of the vesting of the then-unvested shares due to a corporate transaction as described above, Mr. Carr is required to pay an excise tax with respect to the accelerated shares, then Mr. Carr is entitled to receive an additional payment from us in an amount as is necessary to place him in the same after-tax position he would have been in had no such excise taxes been paid or incurred.

   Other Restricted Stock Agreements. We have also entered into restricted stock agreements with each of Messrs. Bala, Barcus, and Losch, as well as several of our other employees. In connection with these restricted stock agreements, each executive officer and employee delivered a promissory note to us for the full amount of the purchase price, less the par value of the stock purchased. The principal amounts of the loans to the executive officers named below are the following:

                                                              Principal
                                                                Loan
       Name                                                    Amount
       ----                                                   ----------
       Krishna Bala.......................................... $2,582,827
       Richard W. Barcus.....................................  2,010,093
       Michael J. Losch......................................  1,922,700
                                                              ----------
          Total.............................................. $6,515,620
                                                              ==========

   The promissory notes are secured by pledges of purchased stock held by the executives, employees and various transferees. Each executive is obligated to repay his or her loans, plus interest on the outstanding principal balance:

    . upon the occurrence of a liquidity event (with respect to the portion of the principal attributable to the shares of restricted stock that are sold); or

    . on the termination date of each such executive's restricted stock agreement.

   The interest rate on these promissory notes was initially fixed at 7.5% per annum. On October 1, 2001, the Board of Directors approved an amendment to the promissory notes to change the interest rate to a floating rate on a quarterly basis equal to the applicable federal rate. Based on this amendment, the interest rate on the promissory notes on December 31, 2001 was 3.51%. The amendment also reduced the term of these notes to five years to the extent that some notes provided for a longer term.

   Each restricted stock agreement also contains restrictions on the transfer of shares, except to permitted transferees, such as to his or her executors or beneficiaries upon death, to his or her spouse and persons with whom he or she has had a significant pre-existing business or personal relationship.

   Each restricted stock agreement provides us the right to repurchase any of the executive's unvested shares at a per share price equal to the exercise price per share paid by the executive, plus accrued interest, during the one-year period after the executive's employment with us is terminated for any reason, with or without cause.

   Our right to repurchase the executive's unvested shares will lapse with respect to, and the executive, if he or she is then employed with us, shall acquire a vested interest in, 50% of the then-unvested shares if any of the following corporate transactions occur:

    . the sale or acquisition of beneficial ownership of our equity securities constituting 50% or more of the total voting power of our stockholders by a party or group of related parties (other than us or a person that directly or indirectly controls, is controlled by, or is under common control with us),

    . a merger or consolidation of Tellium with or into another entity and the holders of our equity securities prior to such transaction possess less than 50% of the total voting power of the surviving company after such transaction,

    .  a complete liquidation or dissolution of Tellium,

    .  a sale of all or substantially all of our assets, or

    . a change in the composition of our Board of Directors over a 36-month period such that a majority of the Board is no longer comprised of persons who either have been Board members continuously since the beginning of such period or have been elected or nominated for election as Board members during such period by at least a majority of the persons who have been Board members over that same period.

If, as a result of the transactions described above, the executive is required to pay an excise tax with respect to the shares that vested as a result of such transactions, the executive is entitled to receive an additional payment from us in an amount as is necessary to place him or her in the same after-tax position he or she would have been in had no such excise taxes been paid or incurred.

   Our right to repurchase will lapse with respect to, and the executive, if he or she is then employed with us, shall acquire a vested interest in, the remaining 50% of the executive's unvested shares if:

    . there is a meaningful alteration that is adverse to the executive in the nature or status of his or her responsibilities or in his or her position with us from those in effect immediately prior to a corporate transaction described above,

    . a requirement by us, after a corporate transaction, that the executive perform his or her responsibilities for us at a location that is more than 60 miles from the location of the executive's employment at the time of such transaction, or

    . we breach a material term of such executive's restricted stock agreement and fail to cure within 30 days after notice from the executive of such breach.

   Under the terms of each restricted stock agreement, we have the right to repurchase any or all of the executive's vested shares of restricted stock at a per share price equal to the fair market value if:

    . the executive's employment with us is or could be terminated by us for cause, or

    . the executive attempts to transfer any vested shares other than as permitted under the executive's restricted stock agreement.

   Under the terms of Mr. Bala's and Mr. Losch's restricted stock agreements, the restricted shares will vest, unless vested earlier, according to the following schedule:

    . those restricted shares from options granted before 1999 vest 25% over four years, and

    . those restricted shares from options granted in 1999 and 2000 vest 25% on the first anniversary of the vesting measurement date and 1/36th of the remaining shares on the last day of each calendar month commencing with the thirteenth month anniversary of the vesting measurement date and ending on the 48th month anniversary of the vesting measurement date, if, on each monthly vesting date, the executive officer is then employed by us.

   As part of Mr. Bala's promotion to Chief Technology Officer in December 1999, we agreed that 50% of Mr. Bala's 1,500,000 shares of common stock would be vested upon either a change in control or a qualified initial public offering. Consequently, in May 2001, after our initial public offering, we accelerated the vesting of 96,375 shares of Mr. Bala's restricted stock, bringing his total vested shares to 750,000.

   Richard W. Barcus. In December 2001, we entered into a retirement and separation agreement with Richard W. Barcus, our former President and Chief Operating Officer, under which we paid him a $100,000 severance payment and accelerated some of Mr. Barcus' shares of restricted stock. For a full discussion of this agreement see "Executive Compensation--Retirement of Richard
W. Barcus."

Company Loans

   William J. Proetta. On November 8, 2000 Tellium extended to Mr. Proetta an unsecured loan in the amount of $477,000. The loan accrued 7.5% interest per year, and was to be repaid no later than December 31, 2001. On February 6, 2001, Mr. Proetta repaid the loan in full plus accrued interest to that date in the amount of $6,948.

Registration Rights

   We are party to a stockholders' agreement with some of our stockholders.
This agreement provides that one or more of these stockholders has the right to:

    . demand that we file up to two registration statements to register all or part of their shares of common stock if the anticipated offering price subject to the registration request equals or exceeds $20.0 million,

    . demand once annually that we file a Form S-3 registration statement if we qualify to use that form and if the anticipated offering price of the securities expected to be registered exceeds $1.0 million, and

    . include all or part of their shares of common stock on other registration statements that we file.

   Thomas Weisel Capital Partners LLC and its affiliates and transferees also have the right to demand that we file one registration statement to register all or part of their shares of common stock.

   None of our stockholders has the right to demand that we register any of their shares within six months of the effective date of a registration statement we file under the Securities Act of 1933. All of these registration rights are subject to further conditions and limitations, among them our right or the right of the underwriters of an offering to limit the number of shares included in a registration under some circumstances.

   Parties to the amended stockholders' agreement include, among others, the following persons who own of record or beneficially more than 5% of our securities:

    .  SAIC, and

    .  entities affiliated with Thomas Weisel Capital Partners LLC.

Underwriting Relationship

   Mr. Bunting is a partner in Thomas Weisel Partners Group LLC, a holding company, which is the sole managing member of Thomas Weisel Partners LLC, a broker/dealer. Thomas Weisel Partners LLC also served as co-lead underwriter in our initial public offering in May 2001.

Board Approval of Related-Party Transactions

   Our Board of Directors approves all related-party transactions. We believe that these transactions are no less favorable to us than terms that could be obtained from unaffiliated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) under the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the Securities and Exchange Commission to furnish us with copies of all Section 16 forms they file.

   Based upon a review of the copies of these forms furnished to us and written representations from our executive officers and directors, we believe that the reporting requirements of Section 16 applicable to our executive officers, directors and greater than ten percent beneficial owners during fiscal 2001 were complied with on a timely basis.

            SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

   The table on the following page sets forth, as of April 15, 2002, information with respect to the beneficial ownership of our common stock by:

    . each person known to us to beneficially own more than 5% of the outstanding shares of our common stock,

    . each director of Tellium and each executive officer named in the Summary Compensation Table, and

    .  all directors and executive officers as a group.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 15, 2002 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 112,556,422 shares of common stock outstanding as of April 15, 2002.

   Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned by the stockholder and has the same address as Tellium. Our address is 2 Crescent Place, Oceanport, New Jersey 07757-0901.

                                                              Number of
                                                                Shares    Percentage
                                                             Beneficially  of Shares
Name and Address of Beneficial Owner                            Owned     Outstanding
------------------------------------                         ------------ -----------
Science Applications International Corporation(1)...........  17,347,366     15.4%
 10260 Campus Point Drive
 San Diego, CA 92121
Entities affiliated with FMR Corp.(2).......................  13,560,280     12.0%
 82 Devonshire Street
 Boston, MA 02109
Entities affiliated with Thomas Weisel Partners Group LLC(3)   6,891,386      6.1%
 One Montgomery Street, Suite 3700
 San Francisco, CA 94104
Harry J. Carr(4)............................................   6,101,213      5.4%
Krishna Bala(5).............................................   1,467,416      1.3%
William J. Proetta(6).......................................     411,067        *
Richard W. Barcus(7)........................................     924,999        *
Michael J. Losch(8).........................................     906,083        *
William B. Bunting(9)(3)....................................   6,891,386      6.1%
Michael M. Connors(10)......................................     383,332        *
Jeffrey A. Feldman(11)......................................      30,000        *
Edward F. Glassmeyer(3).....................................     149,077        *
William A. Roper, Jr.(12)...................................      70,000        *
Richard C. Smith, Jr.(13)...................................      30,000        *
Marc B. Weisberg(14)........................................      45,375        *
Executive officers and directors as a group (11 persons)....  17,400,708     15.3%

--------
*   Represents less than one percent.
(1) SAIC is the indirect beneficial owner of the shares held of record by its indirect wholly-owned subsidiary, Telcordia Venture Capital Corporation. The information set forth on this table is based solely upon data derived from a Schedule 13-G filed by such shareholder.
(2) The information set forth on this table is based solely upon data derived from a Schedule 13-G/A filed by such shareholder.
(3) The information set forth on this table is based solely upon data derived from a Schedule 13-G filed by such shareholder. Includes (a) 6,691,296 shares reported as beneficially owned by Thomas Weisel Capital Partners LLC, (b) 182,750 shares owned by Thomas Weisel Partners LLC, a broker/dealer registered with the SEC, of which Thomas Weisel Partners Group LLC is the managing member, and (c) 17,340 shares owned by a general partnership which is managed by an officer of Thomas Weisel Partners Group LLC.
(4) Includes (a) 233,787 shares held by Marietta Partners LLC and (b) 54,000 shares held by Pluto Partners LLC. Of the shares listed in the table, 1,187,500 will remain unvested after 60 days under restricted stock agreements with us, but Mr. Carr has voting power over these shares. Includes 100,000 shares subject to stock options that are vested or will vest within 60 days.
(5) Includes 1,172,246 shares held by Krishna Bala LLC, and 158,416 shares subject to stock options held by Dr. Bala that are vested or will vest within 60 days. Of the shares listed in the table, 373,575 will remain unvested after 60 days under restricted stock agreements with us. Dr. Bala has voting power over all of these unvested shares.

(6) Consists of options to purchase 411,067 shares of common stock that are vested or will vest within 60 days.
(7)  Includes (a) 406,834 shares held by Julie C. Barcus, Mr. Barcus' spouse;
     (b) 55,666 shares held by the Barcus Family Limited Partnership No. 1, L.L.L.P.; and (c) 55,665 shares held by the Barcus Family Limited Partnership No. 2, L.L.L.P.
(8) Includes 255,633 shares held by the Michael Losch 2000 GRAT, and 14,583 shares subject to stock options held by Mr. Losch that are vested or will vest within 60 days. Of the shares listed in the table, 418,750 will remain unvested after 60 days under restricted stock agreements with us. Mr. Losch has voting power over all of these unvested shares.
(9) Mr. Bunting is a partner in Thomas Weisel Partners Group LLC, of which Thomas Weisel Capital Partners LLC and Thomas Weisel Partners LLC are each wholly-owned subsidiaries. Mr. Bunting disclaims beneficial ownership of the shares held by the entities affiliated with Thomas Weisel Capital Partners LLC except to the extent of his proportionate interest in Thomas Weisel Partners Group LLC. These shares include vested options to purchase 30,000 shares held by Mr. Bunting.
(10) Includes 333,332 shares held by Suaimhneas LLC. Mr. Connors is the sole manager of Suaimhneas LLC, of which his adult children are the owners and vested options to purchase 25,000 shares of common stock.
(11) Consists of vested options to purchase 30,000 shares of common stock.
(12) Includes vested options to purchase 30,000 shares of common stock. Mr. Roper is a Corporate Executive Vice President of SAIC and Chairman of the Board of Telcordia Venture Capital Corporation, an indirect wholly-owned subsidiary of SAIC. Excludes 17,347,366 shares held by SAIC.
(13) Consists of vested options to purchase 30,000 shares of common stock. Mr. Smith is the Chief Executive Officer of Telcordia Technologies, Inc., a direct wholly-owned subsidiary of SAIC that wholly owns Telcordia Venture Capital Corporation. Excludes 17,347,366 shares held by SAIC.
(14) Consists of vested options to purchase 45,375 shares of common stock granted to Mr. Weisberg on March 21, 2001 at an exercise price of $14.00 per share, commensurate with his appointment as an advisor to Tellium.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of our Board of Directors advises the Chief Executive Officer and the Board of Directors on compensation matters, determines the compensation of the Chairman and Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other executive officers and key personnel, approves the grants of bonuses to executive officers and key personnel, and approves all options granted under the Company's stock option plans. The Compensation Committee also is responsible for the ratifying administration of our Amended and Restated 1997 Stock Incentive Plan, 2001
Stock Incentive Plan and Amended and Restated Special 2001 Stock Incentive Plan.

   General Compensation Policy for Executive Officers. The fundamental policy of the Compensation Committee is to provide our executive officers compensation opportunities that (1) are competitive in the telecommunications voice, data and optical equipment industry; (2) motivate the officers to achieve Tellium's strategic business objectives; and (3) align the interests of executive officers with long-term shareholders. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon Tellium's performance as well as upon each executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in this industry, (2) cash bonuses which reflect the achievement of performance objectives and goals, and (3) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our stockholders. As the Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards the Company's overall performance.

   Factors. The principal factors that the Compensation Committee considered with respect to each executive officer's compensation for fiscal 2001 are summarized below. The Compensation Committee may, however, in its discretion, apply entirely different factors for executive compensation in future years.

    . Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions both within and outside the telecommunications voice, data and optical equipment industry and internal base salary comparability considerations. Base salaries are reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. For fiscal 2001, the Compensation Committee determined that base salaries for the executive officers would not increase as part of the continued overall evaluation of the compensation to reflect the industry standards.

    . Bonus. A portion of the cash compensation of executive officers consists of contingent compensation. This compensation is measured against the performance of the Company relative to certain goals for profitability and individual performance of certain key strategic objectives of the Company.

    . Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage Tellium from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with Tellium. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by Tellium during the vesting period, and then only if the market price of the underlying shares appreciates.

       The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with Tellium, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the telecommunications voice, data and optical equipment industry and the individual's personal performance in recent periods. Options to acquire an aggregate of 1.675 million shares were granted to executive officers in fiscal 2001.

   Richard W. Barcus retired as President and Chief Operating Officer of Tellium as of December 15, 2001. The Compensation Committee elected to provide Mr. Barcus with certain severance benefits commensurate with his retirement. For a discussion of these severance benefits see "Executive
Compensation--Retirement of Richard W. Barcus".

   CEO Compensation. In determining the compensation of our Chief Executive Officer for 2001, the Compensation Committee took into account both Mr. Carr's contributions and Tellium's financial performance during 2001. Mr. Carr did not receive an increase in his base salary in 2001, because his base salary during 2000 was already in line with the base salaries of his peers in other telecommunication equipment companies. The Compensation Committee awarded Mr. Carr a bonus, as reflected in the Summary Compensation Table, consisting of both cash and stock options. This bonus reflects Mr. Carr's significant contributions in 2001. During 2000 and 2001, Mr. Carr led Tellium though a successful initial public offering in a difficult market, negotiated agreements with significant customers, and oversaw the expansion of Tellium's product line, with the introduction of the Aurora 128. Mr. Carr's bonus consists of a large equity portion in the form of stock options, which reflects the Compensation Committee's goal of linking Mr. Carr's compensation to Tellium's performance and stock price appreciation.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2001, this provision has not affected our tax deductions, but the Compensation Committee will continue to monitor the potential impact of
Section 162(m) on our ability to deduct executive compensation.

   Summary. The Compensation Committee believes that its compensation philosophy of paying its executive officers well by means of competitive base salaries and cash bonus and long-term incentives, as described in this report, serves the interests of Tellium and its stockholders.

                                          The Compensation Committee
                                          Richard C. Smith, Jr.
                                          Jeffrey A. Feldman
                                          Edward F. Glassmeyer

                               PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on our common stock with the cumulative total stockholder return of (i) the S&P 500 Index, and (ii) the Nasdaq Telecommunications Index. Although the SEC requires us to present this graph including information for a five-year period, our common stock has been publicly traded only since our initial public offering on May 17, 2001 and, as a result, the following graph commences on such date. The graph assumes $100 invested on May 17, 2001 in each of our common stock, the S&P 500 Index, and the Nasdaq Telecommunications Index.

                                    [CHART]

                    5/17/01   5/31/01   6/29/01   7/31/01   8/31/01   9/28/01   10/31/01   11/30/01   12/31/01

TELM                 100.00    126.52     86.96     62.83     46.58     23.55      31.77      33.30      29.77
S&P 500 Index        100.00     97.51     95.13     94.23     88.29     81.20      82.78      89.20      89.99
Nasdaq
Telecommunications
Index                100.00     94.26     91.33     82.82     73.29     66.51      64.92      71.75      73.29

                             STOCKHOLDER PROPOSALS

   In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at our 2002 annual meeting of stockholders must be received by our Secretary no later than December 27, 2002 if they are to be considered for inclusion in our proxy statement for that meeting.

   Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in Tellium's proxy materials are required to provide advanced notice of such proposal to us not later than February 23, 2003.

   If we do not receive notice of a stockholder proposal within this timeframe, Tellium's management will use its discretionary authority to vote the shares it represents, as our Board of Directors may recommend. Tellium reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

                                 OTHER MATTERS

   We know of no matters that are to be presented for action at the annual meeting other than those described above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on these matters.

                                          By Order of the Board of Directors
                                          /s/ Harry J. Carr
                                          Harry J. Carr
                                          Chairman of the Board of Directors
                                            and Chief Executive Officer

Oceanport, New Jersey
April 29, 2002

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: TELLIUM, INC., ATTENTION: JENNIFFER COLLINS, 2 CRESCENT PLACE, OCEANPORT, NEW JERSEY 07757-0901.

                                                                     APPENDIX A

                                 TELLIUM, INC.

                             AMENDED AND RESTATED
                       SPECIAL 2001 STOCK INCENTIVE PLAN

   1.  Purpose.

   The purpose of this Plan is to strengthen Tellium, Inc., a Delaware corporation (the "Company"), by providing an incentive to employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Units and Performance Shares, Share Awards, Phantom Stock and Restricted Stock (as each term is herein defined).

   2.  Definitions.

   For purposes of the Plan:

      2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of related transactions) constituting or resulting in a Change in Control other than pursuant to
   Section 2.10(b), or (b) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of the Change in Control.

      2.2 "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person. Any Relative (for this purpose, "Relative" means a spouse, child, stepchild, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for purposes hereof. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Company stock.

      2.3 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

      2.4 "Award" means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award, or any or all of them.

      2.5 "Beneficial Ownership" means ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

      2.6 "Beneficiary" means an individual, trust or estate who or which, by a written designation of the Optionee or Grantee filed with the Company or by operation of law succeeds to the rights and obligations of the Optionee or Grantee under the Plan and an Agreement upon the Optionee's or Grantee's death.

      2.7  "Board" means the Board of Directors of the Company.

      2.8  "Cause" means:

          (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is, as of the date of the applicable Agreement, subject to the terms of an employment agreement between such Optionee or Grantee and the Company or a Subsidiary, which employment agreement includes a definition of "Cause," the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

          (b) in all other cases, the term "Cause" as used in this Plan or any Agreement shall mean (i) willful failure to perform reasonably assigned duties within thirty (30) days after having received written notice from the Company to do so, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties.

      2.9 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or a substantially similar transaction.

      2.10 "Change in Control" shall mean the occurrence of any of the following:

          (a) An acquisition (other than directly from the Company) of any Voting Securities of the Company by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities, provided, however, in determining whether a Change in Control has occurred pursuant to this
       Section 2.10(a), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (b) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, or following a Merger (as defined in paragraph (c)(i) below) which results in a Parent corporation, the board of directors of the ultimate Parent Corporation (as defined in paragraph (c)(i)(A) below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle a Proxy Contest; or

          (c) The consummation of:

             (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                 (A) the stockholders of the Company, immediately before such
              Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not

              Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                 (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                 (C) no Person other than (1) the Company, (2) any Related
              Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, together with its Affiliates, immediately prior to such Merger, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, owns, together with its Affiliates, Beneficial Ownership of (i) fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

             (ii) A complete liquidation or dissolution of the Company; or

             (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of the assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

   Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities in contemplation of such share acquisition by the Company or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities which in either case increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

   If an Eligible Individual's employment or service is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

      2.11  "Code" means the Internal Revenue Code of 1986, as amended.

      2.12 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

      2.13  "Company" means Tellium, Inc.

      2.14  "Director" means a director of the Company.

      2.15  "Disability" means:

          (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is, as of the date of the applicable Agreement, subject to the terms of an employment agreement between such Optionee or Grantee and the Company or a Subsidiary, which employment agreement includes a definition of "Disability," the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

          (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

      2.16 "Disability Date" means the date which is one hundred eighty (180) consecutive days after the date on which an Optionee or Grantee is first absent from active employment or service as a Nonemployee Director with the Company by reason of a Disability.

      2.17 "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

      2.18 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

      2.19 "Eligible Individual" means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any Director (including any Nonemployee Director), officer or employee of the Company or a Subsidiary,
   (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (c) any consultant or advisor who performs actual services for the Company or a Subsidiary.

      2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.21 "Fair Market Value" on any date means the closing price at the close of the primary trading session of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the closing price at the close of the primary trading session of the Shares on such date as quoted on the Nasdaq Stock Market or such other market in which such prices are regularly quoted, or, if there has been no such closing price with respect to Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

      2.22 "Grantee" means a person to whom an Award has been granted under the Plan.

      2.23 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

      2.24 "Nonemployee Director" means a Director who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

      2.25 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

      2.26 "Normal Retirement Date" means the date on which an Optionee or Grantee terminates active employment with the Company on or after attainment of age 65, or with respect to Nonemployee Directors, the date on which such Optionee or Grantee resigns, is removed or is not reelected, provided however, that a termination for Cause shall not qualify as a termination of active employment for the purposes of this sentence.

      2.27 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, or both of them.

      2.28 "Optionee" means a person to whom an Option has been granted under the Plan.

      2.29 "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

      2.30 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

      2.31 "Performance Awards" means Performance Units, Performance Shares or either or both of them.

      2.32 "Performance-Based Compensation" means any Option or Award that is intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

      2.33 "Performance Cycle" means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

      2.34  "Performance Objectives" has the meaning set forth in Section 10.

      2.35 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 10.

      2.36 "Performance Units" means Performance Units granted to an Eligible Individual under Section 10.

      2.37  "Person" means 'person' as such term is used for purposes of
   Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

      2.38 "Phantom Stock" means a right granted to an Eligible Individual under Section 11 representing a number of hypothetical Shares.

      2.39 "Plan" means the Tellium, Inc. Special 2001 Stock Incentive Plan, as amended and restated from time to time.

      2.40 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 9.

      2.41  "Share Award" means a grant of Shares pursuant to Section 11.

      2.42 "Shares" means the common stock, par value $0.001 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

      2.43 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

      2.44 "Subsidiary" means (i) except as provided in subsection (ii) below, any corporation which is or becomes a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company, and (ii) with respect to provisions relating to the eligibility to receive Options or Awards other than Incentive Stock Options and to continued employment or service for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns fifty percent (50%) or more of the outstanding equity or other ownership interests.

      2.45 "Successor Corporation" means a corporation, or a parent or subsidiary thereof, which issues or assumes an Option or Award in a transaction described in Section 424(a) of the Code without regard to Sections 424(a)(1) and (2) thereof.

      2.46 "Tax Benefit" means an actual decrease in the Company's liability for taxes in any period.

      2.47 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

      2.48 "Termination of Employment" means the later of (i) severance of the employer-employee or consulting relationship with the Company, a Parent or a Subsidiary or (ii) the resignation, removal or termination of an officer or Director of the Company, a Parent or a Subsidiary.

      2.49 "Voting Securities" means all outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors.

   3.  Administration.

      3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire Board; provided, however, that, (A) if the Committee consists of less than the entire Board, then with respect to any Option or Award to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

      3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

      3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

          (a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

          (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, including the restrictions or Performance Objectives relating to Awards and the maximum value of any Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

          (c) construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

          (d) determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a Termination of Employment or service for purposes of the Plan;

          (e) exercise its sole discretion with respect to the powers and rights granted to it as set forth in the Plan; and

          (f) exercise, generally, such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

   4.  Stock Subject to the Plan; Grant Limitations.

      4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under this Plan shall be 2,450,001, provided, however, that in the aggregate, not more than one-third of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 10 of the Plan (other than shares of Restricted Stock made in settlement of Performance Units pursuant to Section 10.2(b)). The maximum number of Shares that may be the subject of Options and Awards granted to an Eligible Individual in any one calendar year period may not exceed 500,000 Shares. The maximum dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed $1,500,000. The Company shall reserve for the purposes of the Plan, out of Shares held in the Company's treasury, such number of Shares as shall be determined by the Board.

      4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

          (a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the purchase price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

          (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

      4.3 Whenever any outstanding Option or Award or portion thereof under this Plan expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares), or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

      4.4 In no event may more than 2,450,001 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan.

   5.  Option Grants for Eligible Individuals.

      5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, the terms and conditions of which shall be set forth in an Agreement. Without limiting the generality of the preceding sentence, unless the Committee determines otherwise in its sole discretion, in consideration of granting an Option, the Optionee shall agree, in the Agreement, to remain in the employ or service of the Company or any Subsidiary for a period of at least one (1) year (or such shorter period as may be fixed in the Agreement or by action of the Committee following grant of the Option) after the Option is granted. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

      5.2 Purchase Price. The purchase price (which may be greater than, less than or equal to the Fair Market Value on the date of grant) or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement pursuant to which each Option is granted; provided, however, that the purchase price per Share under each Option intended to qualify as Performance-Based Compensation shall not be less than 100% of the Fair Market Value of a Share on the Date the Option is granted and provided, further, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

      5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, however, that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); and provided, further, however, that the Committee may provide that an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee's death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

      5.4 Vesting and Exercisability. Subject to Sections 5.5 and 6.5, each Option shall become vested and exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

      5.5 Termination. Subject to Sections 5.3, 6.5 and 12 and unless otherwise provided by the Committee, in its sole discretion, at the time of grant (and set forth in the applicable Agreement) or at a later date, the following provisions shall apply to Options upon a Termination of Employment:

          (a) Except in the case of termination for Cause, Disability, retirement on or after the Optionee's Normal Retirement Date, or death as provided in Sections 5.5(b), (c) and (d) below, upon an Optionee's Termination of Employment with the Company, a Parent or a Subsidiary for any reason, any unexercised Option (or portion thereof) held by such Optionee shall expire three (3) months after the Optionee has a Termination of Employment and such Option (or portion thereof) may only be exercised by the Optionee or his or her Beneficiary to the extent that the Option (or a portion thereof) was exercisable on the date of Termination of Employment.

          (b) If the Optionee's Termination of Employment arises as a result of a termination for Cause, then, unless the Committee determines otherwise at the time of the Termination of Employment, any unexercised Options (whether or not vested and exercisable) held by such Optionee shall terminate and expire concurrently with the Optionee's Termination of Employment and no rights thereunder may be exercised.

          (c) If an Optionee suffers a Disability or retires on or after the Optionee's Normal Retirement Date, any unexercised Option (or portion thereof) held by such disabled or retired Optionee shall expire one (1) year after the Disability Date or date of Termination of Employment by reason of retirement, as the case may be, and such Option (or portion thereof) may only be exercised by the Optionee or his or her guardian or legal representative to the extent that the Option (or a portion thereof) was exercisable on the Disability Date or the date of Termination of Employment by reason of retirement, as the case may be.

          (d) If an Optionee dies while still employed by or providing services to the Company, each Option (or portion thereof) held by such Optionee shall immediately become vested and exercisable with respect to those Shares that otherwise would have vested during the one-year period following the Optionee's death and will be deemed to have become vested and exercisable on the day preceding the date of the Optionee's death. The Options (or portions thereof) which the Optionee was entitled to exercise on the date of the Optionee's death (which shall include those Options (or portions thereof) that become vested and exercisable pursuant to the preceding sentence by reason of the Optionee's death) may be exercised at any time after the Optionee's death by the Optionee's Beneficiary; provided, however, that no Option (or portion thereof) may be exercised after the earlier of: (i) one (1) year after the Optionee's death or (ii) the expiration date specified for the particular Option in the Agreement. If an Optionee dies after his or her Termination of Employment, then the Option (or portions thereof) which the Optionee was entitled to exercise on the date of the Optionee's death may be exercised by his or her Beneficiary within the remaining portion of the period specified in Sections 5.5(a) or 5.5(c), as the case may be.

          (e) The Option (or portion thereof), to the extent not yet vested and exercisable as of the date of the Optionee's Termination of Employment, shall terminate immediately upon such date.

      5.6 Deferred Delivery of Option Shares. The Committee may, in its sole discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.

      5.7 Modification. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

      5.8 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.8) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

   6.  Terms and Conditions Applicable to All Options.

      6.1 Additional Terms. The provisions of this Section 6 shall apply to all Options, unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement.

      6.2 Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom it is granted otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, in the Committee's sole discretion, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) (a "Domestic Relations Transfer"), and, except with respect to an Option transferred pursuant to a Domestic Relations Transfer, an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. Following transfer, for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee; provided that the Option shall be exercisable by the transferee only to the extent and for such periods that the Option would have been exercisable if held by the original Optionee. For this purpose, immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

      6.3  Method of Exercise.

          (a) The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with such procedures which may be approved by the Committee from time to time, and in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee for six months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation (S) 1.401(k)-1(d)(2)(iv)(B)(4). The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, in any of the following forms: (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option and that have a Fair Market Value equal in amount to the purchase price, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares, provided, however, that the Committee, in its sole discretion, may determine in the case of Options that the purchase price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          (b) If the Fair Market Value of the Shares with respect to which the Option is being exercised exceeds the purchase price of such Option, an Optionee may, instead of exercising an Option as provided in Section 6.3(a), request that the Committee authorize payment to the Optionee of the difference between the Fair Market Value of part or all of the Shares which are the subject of the Option and the purchase price of the Option, such difference to be determined as of the date the Committee receives the request from the Optionee. The Committee, in its sole discretion, may grant or deny such a request from an Optionee with respect to part or all of the Shares as to which the Option is then exercisable and, to the extent granted, shall direct the Company to make the payment to the Optionee either in cash or in Shares or in any combination thereof; provided, however, that the payment in Shares shall be based upon the Fair Market Value of Shares as of the date the Committee received the request from the Optionee. An Option shall be deemed to have been exercised and shall be canceled to the extent that the Committee grants a request pursuant to this Section 6.3(b).

      6.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

      6.5  Effect of Change in Control.

          (a) Notwithstanding anything to the contrary in Section 5, in the event of a Change in Control, the Plan and the Options shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination):

             (i) for the payment in cash upon the surrender to the Company for cancellation of any Option or portion of an Option to the extent vested and not yet exercised in an amount equal to the excess, if any, of (a) (i) in the case of a Nonqualified Stock Option, the greater of (A) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (B) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (ii) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (b) the aggregate purchase price for such Shares under the Option or portion thereof surrendered.

             (ii) for the replacement of the Options with other rights or property selected by the Committee in its sole discretion;

             (iii) for the accelerated vesting of all or a portion of the Options;

             (iv) for the assumption of the Options by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Options of new options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

             (v) for adjustments in the terms and conditions of outstanding Options and/or the number and type of Shares or other securities or property subject to such outstanding Options.

          Any action pursuant to this Section 6.5(a) shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

          (b) Subject to Section 6.5(d) and to the extent set forth in the applicable Agreement or provided by the Committee, in its sole discretion, subsequent to the granting of an Option, if, as a result of a Change in Control transaction, an Option intended to qualify as an Incentive Stock Option fails to so qualify solely because of the failure to meet the holding requirements of Code Section 422(a)(1) (a "Disqualifying Disposition"), the Company shall make a cash payment to the Optionee equal to the amount which will, after taking into account all taxes imposed on the Disqualifying Disposition and the receipt of such payment, leave the Optionee in the same after-tax position the Optionee would have been in had the Code Section 422(a)(1) holding requirements been met at the time of the Disqualifying Disposition (which after-tax position will reflect the total taxes, if any, that would have been incurred by the Optionee had the Disqualifying Disposition been subject to federal income tax at capital gains rates) provided, however, that no payment described in this Section shall exceed the Tax Benefit to the Company resulting from deductions relating to ordinary income recognized by the Optionee as a result of the Disqualifying Disposition. The payment described in this Section shall be made by the Company within thirty (30) days of the filing by the Company of the federal tax return which includes the tax items associated with the income recognized by the Optionee as a result of the Disqualifying Disposition (or, if the Tax Benefit described in the preceding sentence is not realized until a later year, within thirty
       (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized).

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          (c) Subject to Section 6.5(d) and to the extent set forth in the applicable Agreement or provided by the Committee, in its sole discretion, subsequent to the granting of an Option, and provided that an Optionee is not entitled to payment under Section 6.5(b) hereof, if, as a result of a Change in Control transaction, an Option intended to qualify as an Incentive Stock Option fails to so qualify solely because the vesting of the Option is accelerated pursuant to Section 6.5(a) and such acceleration causes the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Options are exercisable for the first time by an Optionee during the calendar year in which such vesting occurs to exceed $100,000, within the meaning of Code Section 422(d) (a "Disqualified Option"), then, upon exercise of such Disqualified Option, the Company shall make a cash payment to the Optionee equal to the amount which will, after taking into account all taxes imposed on the exercise of such Disqualified Option and the receipt of such payment, leave the Optionee in the same after-tax position the Optionee would have been in had the Disqualified Option continued to qualify as an Incentive Stock Option on the date of exercise and the Optionee sold the Shares received upon exercise of the Option at their Fair Market Value on the date of exercise, provided, however, that no payment described in this Section shall exceed the Tax Benefit to the Company resulting from deductions relating to ordinary income recognized by the Optionee as a result of exercising the Disqualified Option and the receipt of such payment. The payment described in this Section shall be made by the Company within thirty
       (30) days of the filing by the Company of the federal tax return which includes the tax items associated with the income recognized by the Optionee as a result of exercising the Disqualified Option (or, if the Tax Benefit described in the preceding sentence is not realized until a later year, within thirty (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized).

          (d) If more than one Optionee is entitled to a cash payment pursuant to Section 6.5(b) or Section 6.5(c) in any single tax year and the Tax Benefit realized by the Company in such year with respect to all such Optionees is less than the aggregate amount of the payments due to such Optionees hereunder, then (i) each such Optionee shall receive a portion of such cash payment equal to an amount determined by multiplying the amount of the Tax Benefit realized by the Company in such year by a fraction the numerator of which is equal to the amount of payment due to such Optionee and the denominator of which is equal to the aggregate amount due to all such Optionees entitled to a payment hereunder, and
       (ii) subject to further application of this Section 6.5(d), shall be entitled to receive the remaining portion within thirty (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized.

   7.  Stock Appreciation Rights.

   The Committee may in its sole discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

      7.1 Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant, or (except in the case of an Incentive Stock Option) at any time thereafter during the term of the Option.

      7.2  Stock Appreciation Right Related to an Option.

          (a) Exercise. Subject to Section 7.9, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable (including, without limitation, exercisability upon Termination of Employment or a Change in Control), and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall expire no later than the expiration of the related Incentive Stock Option and shall be exercisable only if the Fair

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

       Market Value of a Share on the date of exercise exceeds the purchase price of the Option specified in the related Incentive Stock Option Agreement.

          (b) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

      7.3  Stock Appreciation Right Unrelated to an Option.

          (a) Terms. Subject to Section 7.9, Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that Stock Appreciation Rights may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee's death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right was granted.

          (b) Termination.  Subject to Section 12 and except as provided in
       Section 7.9, and unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement, upon a Grantee's Termination of Employment, a Stock Appreciation Right shall be exercisable by the Grantee to the same extent that an Option would be exercisable by an Optionee upon the Optionee's Termination of Employment under the provisions of Section 5.5; provided, however, no Stock Appreciation Right may be exercised after the expiration date specified for the particular Stock Appreciation Right in the applicable Agreement.

      7.4 Amount Payable. Subject to Section 7.7, upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive an amount determined by multiplying (x) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over (A) in the case of a Stock Appreciation Right granted in connection with an Option, the per Share purchase price under the related Option, or
   (B) in the case of a Stock Appreciation Right unrelated to an Option, the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (y) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

      7.5 Non-Transferability. No Stock Appreciation Right shall be transferable by the Grantee to whom it was granted otherwise than by will or by the laws of descent and distribution or, in the Committee's sole discretion, (except in the case of a Stock Appreciation Right granted in connection with an Incentive Stock Option), pursuant to domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act (a "Domestic Relations Transfer") and, except with respect to a Stock Appreciation Right transferred pursuant to a Domestic Relations Transfer, such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

      7.6 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

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

      7.7 Form of Payment. Payment of the amount determined under Section 7.4 may be made in the sole discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, no fractional Shares (or cash in lieu thereof) shall be issued upon the exercise of the Stock Appreciation Right and the number of Shares that will be delivered shall be rounded to the nearest number of whole Shares.

      7.8 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

      7.9 Effect of Change in Control. Notwithstanding anything contained in this Section 7 to the contrary, in the event of a Change in Control, the Plan and the Stock Appreciation Rights shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination):

          (a) with respect to a Stock Appreciation Right unrelated to an Option, for the payment in cash upon the surrender to the Company for cancellation of any such Stock Appreciation Right or portion of a Stock Appreciation Right to the extent vested and not yet exercised in an amount equal to the excess, if any, of (A) the greater of (i) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Stock Appreciation Right or portion thereof surrendered or

          (b) the Adjusted Fair Market Value, on the date preceding the date of surrender, of the Shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof surrendered.

          (c) for the replacement of the Stock Appreciation Rights with other rights or property selected by the Committee in its sole discretion;

          (d) for the accelerated vesting of all or a portion of the Stock Appreciation Rights;

          (e) for the assumption of the Stock Appreciation Rights by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Stock Appreciation Rights of new stock appreciation rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

          (f) for adjustments in the terms and conditions of outstanding Stock Appreciation Rights and/or the number and type of Shares or other securities or property subject to such outstanding Stock Appreciation Rights.

      Any action pursuant to this Section 7.9 shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

   8.  Dividend Equivalent Rights.

      The Committee may in its sole discretion grant Dividend Equivalent Rights to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions (including, without limitation, terms and conditions relating to a Change in Control) applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. In the sole discretion of the Committee, amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or

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

   reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. In the sole discretion of the Committee, Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments. To the extent necessary for any Dividend Equivalent Right intended to qualify as Performance-Based Compensation to so qualify, the terms and conditions of the Dividend Equivalent Right shall be such that payment of the Dividend Equivalent Right is contingent upon attainment of specified Performance Objectives within the Performance Cycle, as provided for in Section 10, and such Dividend Equivalent Right shall be treated as a Performance Award for purposes of Sections 10 and 15.

   9.  Restricted Stock.

      9.1 Grant. The Committee may in its sole discretion grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its sole discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 9.

      9.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the sole discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers, an escrow agreement or any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the sole discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

      9.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 9.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

      9.4  Lapse of Restrictions.

          (a) Generally. Subject to Section 9.4(b), restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine; provided, however, that except in the case of Shares of Restricted Stock issued in full or partial settlement of another Award or other earned compensation, such restrictions shall not fully lapse prior to the third anniversary of the date on which such Shares of Restricted Stock were granted. The Agreement evidencing the Award shall set forth any such restrictions.

          (b) Effect of Change in Control. Notwithstanding anything contained in this Section 9 to the contrary, in the event of a Change in Control, the Plan and the Awards of Restricted Stock shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination): (i) for the assumption of the shares of Restricted Stock by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such shares of Restricted Stock of new shares of restricted stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares, (ii) for the lapse of all restrictions upon all or a portion of the shares of Restricted Stock, or (iii) for adjustments in the terms and conditions of outstanding Awards of Restricted Stock. Any action pursuant to this Section 9.5(b) shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

      9.5  Terms of Restricted Stock.

          (a) Forfeiture of Restricted Stock. Subject to Sections 9.4(b), 9.5(b) and 12, all Restricted Stock shall be forfeited and returned to the Company and all rights of the Grantee with respect to such Restricted Stock shall terminate unless the Grantee continues in the service of the Company as an employee, officer, consultant or Director until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Agreement. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

          (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 9 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Agreement under appropriate circumstances (including, without limitation, the death, Disability or retirement of the Grantee or a material change in circumstances arising after the date of grant) and subject to such terms and conditions (including, without limitation, forfeiture of a proportionate number of the Restricted Stock) as the Committee shall deem appropriate, provided that the Grantee shall at that time have completed at least one (1) year of employment or service after the date of grant.

      9.6 Modification or Substitution. Subject to the terms of the Plan, including, without limitation, Section 15, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

      9.7 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its sole discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and
   (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

      9.8 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

   10.  Performance Awards.

      10.1  Performance Objectives.

          (a) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) after-tax profits, (v) operating profits,

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       (vi) sales or expenses, (vii) net earnings, (viii) return on equity or assets, (ix) revenues, (x) EBITDA (earnings before interest, taxes, depreciation and amortization), (xi) market share, or market penetration, (xii) confidential business objectives, or (xiii) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

          (b) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

          (c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation.

      10.2 Performance Units. The Committee, in its sole discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 10.2(b) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause
   (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

          (a) Vesting and Forfeiture. Subject to Sections 10.1(c) and 10.4, Performance Units shall become vested in such installments (which need not be equal) and at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its sole discretion, determine at the time an Award is granted.

          (b) Payment of Awards. Subject to Sections 10.1(c) and 10.4, payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 10.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the day preceding the date of payment or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its sole discretion shall determine at any time prior to such payment; provided, however, that if the Committee

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

       in its sole discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

          (c) Non-transferability. Until the vesting of Performance Units, such Performance Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

      10.3 Performance Shares. The Committee, in its sole discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

          (a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the sole discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the sole discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the sole discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

          (b) Non-transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 10.3(c) or 10.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee also may impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

          (c) Lapse of Restrictions. Subject to Sections 10.1(c) and 10.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its sole discretion, determine at the time an Award is granted.

          (d) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its sole discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and
       (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

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

          (e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

      10.4  Effect of Change in Control.  Notwithstanding anything in this
   Section 10 to the contrary, in the event of a Change in Control, the Plan and the Performance Awards shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination): (i) for the assumption of the Performance Awards by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Performance Awards of new performance awards of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the applicable performance objectives and, if necessary, the number and kind of shares,
   (ii) for the vesting of all or a portion of the Performance Awards as if all Performance Objectives had been satisfied at the level specified by the Committee in its sole discretion and, in the case of Performance Units which become vested as a result of a Change in Control, for a payment which may be made entirely in cash, entirely in Shares valued at their Fair Market Value as of the day preceding the payment, or in such combination of cash and Shares as the Committee shall determine in its sole discretion at any time prior to such payment; provided that such payment shall be made within ten
   (10) business days after such Change in Control, or (iii) for adjustments in the terms and conditions of outstanding Performance Awards. Any action pursuant to this Section 10.4 shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

      10.5 Termination. Subject to Sections 10.4 and 12, and unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement, the following provisions shall apply to Performance Awards upon a Termination of Employment:

          (a) Termination of Employment Prior to End of Performance
       Cycle. Except as provided in Sections 10.5(b) and (d), in the case of a Grantee's Termination of Employment, prior to the end of a Performance Cycle, the Grantee will not be entitled to any Performance Awards, and any Performance Shares shall be forfeited.

          (b) Disability, Retirement or Death Prior to End of Performance Cycle. Unless otherwise provided by the Committee, in its sole discretion, in the Agreement, if a Grantee's Disability Date or Termination of Employment by reason of retirement on or after the Grantee's Normal Retirement Date or death occurs following participation in at least one-half ( 1/2) of the Performance Cycle, but prior to the end of a Performance Cycle, the Grantee or such Grantee's Beneficiary, as the case may be, shall be entitled to receive a pro-rata share of his or her Performance Award as determined under Subsection (c).

          (c) Pro-Rata Payment.

             (i) Performance Units. With respect to Performance Units, the amount of any payment made to a Grantee (or Beneficiary) under circumstances described in Section 10.5(b) shall be the amount determined by multiplying the amount of the Performance Units payable in Shares or dollars which would have been earned, determined at the end of the Performance Cycle, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Grantee was employed during the Performance Cycle, and the denominator of which is the total number of months of the Performance Cycle. Any such payment shall be made as soon as practicable after the end of the respective Performance Cycle, and shall relate to attainment of Performance Objectives over the entire Performance Cycle.

             (ii) Performance Shares. With respect to Performance Shares, the amount of Performance Shares held by a Grantee (or Beneficiary) with respect to which restrictions shall lapse under circumstances described in Section 10.5(b) shall be the amount determined by multiplying the amount of the Performance Shares with respect to which restrictions would have lapsed, determined at the end of the Performance Cycle, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Grantee was employed during the Performance Cycle, and the denominator of which is the total number of months of the Performance Cycle. The Committee shall determine the amount of Performance Shares with respect to which restrictions shall lapse under this Section 10.5(c)(ii) as soon as practicable after the end of the respective Performance Cycle, and such determination shall relate to attainment of Performance Objectives over the entire Performance Cycle. At that time, all Performance Shares relating to that Performance Cycle with respect to which restrictions shall not lapse shall be forfeited.

          (d) Other Events. Except to the extent a Performance Award is intended to qualify as Performance-Based Compensation, the Committee may, in its sole discretion, determine to pay all or any portion of a Performance Award to a Grantee who has a Termination of Employment prior to the end of a Performance Cycle under certain circumstances (including, without limitation, a material change in circumstances arising after the date of grant) and subject to such terms and conditions as the Committee shall deem appropriate, provided that the Grantee shall have completed at his or her date of Termination of Employment at least one (1) year of employment after the date of grant.

          (e) Termination of Employment After End of Performance
       Cycle. Subject to Sections 10.4 and 10.5(f), in the case of a Grantee's Termination of Employment after the end of a Performance Cycle in which the applicable Performance Objectives have been satisfied, the Grantee shall not be entitled to any Performance Awards that have not yet vested as of the date of the Grantee's Termination of Employment.

          (f) Waiver of Forfeiture. Notwithstanding anything to the contrary in Section 10(e), in the case of a Grantee's Termination of Employment after the end of a Performance Cycle in which the applicable Performance Objectives have been satisfied, the Committee may, in its sole discretion, waive the forfeiture of Performance Awards and any other conditions set forth in any Agreement under appropriate circumstances (including, without limitation, the death, Disability, or retirement of the Grantee or a material change in circumstances arising after the date of grant) and subject to such terms and conditions as the Committee shall deem appropriate.

      10.6 Modification or Substitution. Subject to the terms of the Plan, including, without limitation, Section 15, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

   11.  Other Share Based Awards.

      11.1 Share Awards. The Committee, in its sole discretion, may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

      11.2  Phantom Stock Awards.

          (a) Grant. The Committee, in its sole discretion, may grant shares of Phantom Stock to any Eligible Individual. Such Phantom Stock shall be subject to the terms and conditions established by the Committee and set forth in the applicable Agreement.

          (b) Payment of Awards. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted. The Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee, in its sole discretion, may settle Phantom Stock Awards with Shares having a Fair Market Value on the date of vesting equal to the cash payment to which the Grantee has become entitled.

   12.  Employment Agreement Governs Termination of Employment.

   An employment agreement, if applicable, between an Optionee or Grantee and the Company shall govern with respect to the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee, to the extent that such employment agreement provides for terms and conditions that differ from the terms and conditions provided for in the applicable Agreement or the Plan; provided, however, that to the extent necessary for an Option or Award intended to qualify as Performance-Based Compensation to so qualify, the terms of the applicable Agreement or the Plan shall govern the Option or Award; and, provided further, that the Committee shall have reviewed and, in its sole discretion, approved the employment agreement.

   13.  Adjustment Upon Changes in Capitalization.

      (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options; (iii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any one calendar year,
   (iv) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the purchase price therefor, if applicable, and (v) the Performance Objectives.

      (b) Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

      (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

   14.  Effect of Certain Transactions.

   Subject to Sections 6.5, 7.9, 9.4(b) and 10.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or
(b) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.

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

The treatment of any Option or Award as provided in this Section 14 shall be conclusively presumed to be appropriate for purposes of Section 10.

   15.  Interpretation.

   Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

      (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

      (b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Performance Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m).

   16.  Effective Date, Termination and Amendment of the Plan.

      16.1 Effective Date. The effective date of this Plan shall be the date the Plan is adopted by the Board, subject only to the approval of the holders of a majority of the outstanding Common Stock of the Company within twelve (12) months of the adoption of the Plan by the Board.

      16.2 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

          (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

          (b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

   17.  Non-Exclusivity of the Plan.

   The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

   18.  Limitation of Liability.

   As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

      (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

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

      (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

      (c) interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or services of any person at any time for any reason whatsoever, with or without good cause; or

      (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ or maintain a service relationship with any person at any particular rate of compensation or for any particular period of time.

   19.  Regulations and Other Approvals; Governing Law.

      19.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

      19.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      19.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

      19.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

      19.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Company may place on any certificate representing any such Shares any legend deemed desirable by the Company's counsel to comply with federal or state securities laws and the Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.

   20.  Miscellaneous.

      20.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

      20.2 Captions. The use of captions in this Plan or any Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Agreement.

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

      20.3 Severability. Whenever possible, each provision of the Plan or an Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or an Agreement shall be held by a court of competent jurisdiction to be prohibited by or invalid or unenforceable under applicable law, then (a) such provision shall be deemed to be amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan or an Agreement shall remain in full force and effect.

      20.4  Withholding of Taxes.

          (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the sole discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

          (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

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

                                                                     APPENDIX B

                                    TELLIUM

                       2001 EMPLOYEE STOCK PURCHASE PLAN

   1. Establishment of Plan. Tellium, Inc., a Delaware Corporation (the "Company"), proposes to grant options for purchase of shares of the Company's Common Stock ("Shares") to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "Plan"). For purposes of this Plan, "Parent Corporation" and "Subsidiary" shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). "Participating Subsidiaries" are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the "Board") designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 4,000,000 Shares is reserved for issuance under this Plan. In addition, on each January 1, the aggregate number of Shares reserved for issuance under the Plan shall be increased automatically by a number of Shares equal to 2.5% of the total number of outstanding Shares on the immediately preceding December 31; provided that the aggregate number of Shares issued over the term of this Plan shall not exceed 6,000,000. Such number shall be subject to adjustments effected in accordance with Section 15 of this Plan.

   2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

   3.  Certain terms.

      (a) "Change in Capitalization" shall mean any increase or reduction in the number of Shares, or any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or a substantially similar transaction.

      (b) "Change in Control" shall mean the occurrence of any of the following:

          (1) An acquisition (other than directly from the Company) of any Voting Securities of the Company by any "person," as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, or any group thereof (a "Person"), immediately after which such Person has ownership, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended ("Beneficial Ownership"), of fifty percent (50%) or more of the then outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board ("Voting Securities"), provided, however, in determining whether a Change in Control has occurred pursuant to this Section (b)(1), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the

       Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (2) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, or following a Merger (as defined in paragraph (c)(i) below) which results in a Parent corporation, the board of directors of the ultimate Parent Corporation (as defined in paragraph (3)(i)(A) below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle a Proxy Contest; or

          (3) The consummation of:

             (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                 (A) the stockholders of the Company, immediately before such
              Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                 (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                 (C) no Person other than (w) the Company, (x) any Related
              Entity, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (z) any Person who, together with its Affiliates, immediately prior to such Merger, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (I) the Surviving Corporation if there is no Parent Corporation, or (II) if there are one or more Parent Corporations, the ultimate Parent Corporation.

             (ii) A complete liquidation or dissolution of the Company; or

             (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of the assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities in contemplation of such share acquisition by the Company or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities which in either case increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      (c) "Fair Market Value" on any date means the closing price at the close of the primary trading session of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the closing price at the close of the primary trading session on such date as quoted on the Nasdaq Stock Market or such other market in which such prices are regularly quoted, or, if there has been no such closing price with respect to Shares on such date, the Fair Market Value shall be the value established by the Compensation Committee of the Board in good faith.

   4. Administration. This Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

   5. Eligibility. Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

      (a) employees who are not employed by the Company or a Participating Subsidiary (10) days before the beginning of such Offering Period;

      (b) employees who are customarily employed for twenty (20) hours or less per week;

      (c) employees who are customarily employed for five (5) months or less in a calendar year;

      (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or affiliates or who, as a result of being granted an option under this Plan with respect to such Offering
   Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

      (e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

   6. Offering Dates. The offering periods of this Plan (each, an "Offering Period"), with the exception of the First Offering Period (the "First Offering Period"), shall be of twenty-four (24) months duration commencing on March 1 and September 1 of each year and ending on February 28 and August 31 of each year. Each Offering Period, other than the First Offering Period, shall consist of four (4) six-month purchase periods (individually, a "Purchase Period") during which payroll deductions of the participants are accumulated under this Plan. The First Offering Period shall be of twenty-seven (27) months duration commencing on June 1, 2002 and ending on

August 31, 2004, and shall consist of one (1) nine-month Purchase Period and three (3) six-month Purchase Periods. The first business day of each Offering Period is referred to as the "Offering Date." The last business day of each Purchase Period is referred to as the "Purchase Date." The Committee shall have the power to change the duration of Offering Periods with respect to offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that no Offering Period may be longer than twenty-seven (27) months.

   7. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's stock administration department (the "Stock Administration Department") not later than five (5) days before such Offering Date. Notwithstanding the foregoing, the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Stock Administration Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Stock Administration Department not later than five (5) days preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

   8. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of Shares of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Purchase Period by (b) the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date (but in no event less than the par value of a Share), or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date (but in no event less than the par value of a Share), provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the maximum number of Shares set by the Committee pursuant to Section 11(b) below with respect to the applicable Purchase Date.

   9. Purchase Price. The purchase price at which a Share will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

      (a) The Fair Market Value on the Offering Date; or

      (b) The Fair Market Value on the Purchase Date.

   10. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

      (a) The purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant's compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

      (b) A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Stock Administration Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Stock Administration Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described herein. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Stock Administration Department a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.

      (c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Stock Administration Department a request for cessation of payroll deductions. Such reduction shall be effective beginning with the next payroll period commencing more than fifteen (15) days after the Stock Administration Department's receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant's account prior to the effective date of the request shall be used to purchase Shares in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

      (d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      (e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per Share shall be as specified in
   Section 9 of this Plan. Any cash remaining in a participant's account after such purchase of Shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full Share shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the participant, without interest. No Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

      (f) As promptly as practicable after the Purchase Date, the Company shall issue Shares for the participant's benefit representing the Shares purchased upon exercise of his or her option.

      (g) During a participant's lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised.

   11.  Limitations on Shares to be Purchased.

      (a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate of payroll deduction in effect immediately prior to such suspension.

      (b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than ten (10) days prior to the commencement of any Purchase Period, the Committee shall determine, in its sole discretion, the maximum number of Shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Purchase Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

      (c) If the number of Shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of Shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant's option to each participant affected.

      (d) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

   12.  Withdrawal.

      (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Stock Administration Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

      (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 above for initial participation in this Plan.

      (c) If the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant's account prior to the first day of such subsequent Offering Period will be applied to the purchase of Shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

   13. Termination of Employment. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 13, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

   14. Return of Payroll Deductions. In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

   15.  Change in Capitalization and Change in Control.

      (a) Subject to any required action by the stockholders of the Company, in the event of a Change in Capitalization, the number of Shares covered by each option under this Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per Share covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

      (b) In the event of a Change in Control due to the dissolution or liquidation of the Company, all rights to purchase Shares under the Plan shall terminate and all amounts credited to employee accounts which have not been applied to the purchase of Shares shall be refunded; provided, however, that the Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase Shares under this Plan prior to such termination. In the event of a Change in Control for any other reason and after which the Company is not the Surviving Corporation, the Committee may determine in its sole discretion that: (1) a date established by the Board on or up to 10 days before the date of consummation of such Change in Control shall be treated as the last day of any Offering Periods then in progress and shall also be a Purchase Date, and there shall be no further Offering Periods under this Plan; (2) all rights to purchase Shares under the Plan shall terminate and all amounts credited to employee accounts which have not been applied to the purchase of Shares shall be refunded; or (3) the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares of the Surviving Corporation will be purchased based on the Fair Market Value of the Surviving Corporation's stock on each Purchase Date.

      (c) The Committee may, if it so determines in the exercise of its sole discretion, in the event of a Change in Capitalization or a Change in Control, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option.

   16. Nonassignability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

   17. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

   18. Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

   19. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

   20. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This
Section 20 shall take precedence over all other provisions in this Plan.

   21. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

   22. Term; Stockholder Approval. After this Plan is adopted by the Board, this Plan will become effective on the First Offering Date (as defined above). This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of Shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the Shares reserved for issuance under this Plan, or (c) ten
(10) years from the adoption of this Plan by the Board.

   23.  Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of an Purchase Period but prior to delivery to him of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such Shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

   24.  Conditions Upon Issuance of Shares; Limitation on Sale of
Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   25. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

   26. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that, any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant; provided however that no action taken under Section 15 shall be considered to adversely affect the right of any participant within the meaning of this sentence, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

      (a) increase the number of Shares that may be issued under this Plan; or

      (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

                                                                     APPENDIX C

                                    CHARTER
               OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                               OF TELLIUM, INC.

   The Board of Directors (the "Board") of Tellium, Inc. (the "Corporation") has determined that the Audit Committee of the Board (the "Audit Committee") shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this Charter to establish the governing principles of the Audit Committee.

I.  Role of the Audit Committee

   The role of the Audit Committee is to act on behalf of the Board in fulfilling the following responsibilities of the Board:

A. To oversee all material aspects of the Corporation's reporting, control and audit functions, except those that are specifically related to the responsibilities of another committee of the Board;

B. To monitor the independence and performance of the Corporation's independent accountants; and

C. To provide a means for open communication among the Corporation's independent accountants, financial and senior management, the internal audit department and the Board.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Corporation's independent accountants. The Corporation's management has the responsibility to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles. The primary responsibility for these matters also rests with the Corporation's management.

   In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to seek to ensure that the corporate accounting and reporting practices of the Corporation are of the highest quality.

II.  Composition of the Audit Committee

A. The Board shall designate the members of the Audit Committee at the Board's annual organizational meeting and the members shall serve until the next such meeting or until their successors are designated by the Board.

B. The Audit Committee shall consist of at least three members who are not officers or employees of the Corporation or its subsidiaries or immediate family members of such individuals or any other individual having a relationship which, in the opinion of the Corporation's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit Committee members shall have a basic understanding of finance and accounting and shall be able to read and understand financial statements. At least one member of the Audit Committee shall have accounting or related financial management expertise. In addition, the members of the Audit Committee shall meet the requirements of the rules of the Nasdaq Stock Market, the principal market or transaction reporting system on which the Corporation's securities are traded or quoted.

III.  Meetings of the Audit Committee

   The Audit Committee shall meet at least quarterly, or more frequently as circumstances may require. The Chair of the Audit Committee shall be responsible for meeting with the independent accountants to discuss the interim financial statements. The independent auditors, the Chief Executive Officer, or others may be invited to attend the Audit Committee meetings at the discretion of the Audit Committee.

   Minutes of each meeting shall be prepared and sent to the Audit Committee members and presented to the Corporation's directors who are not members of the Audit Committee.

IV.  Responsibilities of the Audit Committee

   The Audit Committee shall have the responsibility with respect to:

      A.  The Corporation's Risks and Control Environment:

           . To discuss with the Corporation's management, independent accountants and internal audit department the integrity of the Corporation's financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks;

           . To ensure that the independent accountants inform the Audit Committee of fraud, illegal acts, deficiencies in internal controls and any other matters the independent accountants deem appropriate; and

           . To investigate any matter brought to its attention within the scope of its duties.

      B.  The Corporation's Independent Accountants:

           .  To have a relationship with the independent accountants;

           . To evaluate annually the effectiveness and objectivity of the Corporation's independent accountants and recommend to the Board the engagement or replacement of the independent accountants (or nominate the independent accountants to be proposed for shareholder approval in a proxy statement);

           . To ensure that the Audit Committee receives annually from the Corporation's independent accountants the information about all of the relationships between the independent accountants and the Corporation that the independent accountants are required to provide to the Audit Committee, to actively engage in a dialogue with the independent accountants about any relationships between the independent accountants and the Corporation or any services that the independent accountants provide or propose to provide that may impact upon the objectivity and independence of the independent accountants and to take, or recommend that the Board take, any appropriate action to oversee the independence of the independent accountants; and

           . To approve the fees and other compensation paid to the independent accountants.

      C.  The Corporation's Financial Reporting Process:

           . To oversee the Corporation's selection of, and major changes to, its accounting policies;

           . To meet with the Corporation's independent accountants and financial management both to discuss the proposed scope of the audit and to discuss the conclusions of the audit, including any items that the independent accountants are required by generally accepted auditing standards to discuss with the Audit Committee, such as any significant changes to the Corporation's accounting policies, the integrity of the Corporation's financial reporting process and any proposed changes or improvements in financial, accounting or auditing practices;

           . To discuss with the Corporation's financial management and independent accountants the Corporation's annual results and, when appropriate, the interim results before they are made public; and

           . To review and issue for public disclosure by the Corporation the reports required by the rules of the Securities and Exchange Commission.

      D.  The Corporation's Internal Audit Process (when in place):

           . To adopt, review, assess and approve the charter for the internal audit department;

           . To review and approve the annual internal audit plan of, and any special projects to be undertaken by, the internal audit department;

           . To discuss with the internal audit department any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit department the results of the internal audits and any special projects; and

           . To oversee the activities, organizational structure and qualifications of the internal audit department.

      E.  Other Matters:

           . To review and reassess the adequacy of this Charter on an annual basis;

           . To report to the Board the matters discussed at each meeting of the Audit Committee;

           . To keep an open line of communication with the financial and senior management, the internal audit department, the independent accountants and the Board;

           . To retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties; and

           . To perform such other functions as may be required by law, the Corporation's Certificate of Incorporation or Bylaws or the Board.

PROXY                                                                   PROXY
                                 TELLIUM, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 21, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, revoking all prior proxies, hereby appoints WILLIAM J. PROETTA and MICHAEL J. LOSCH, and each of them, with full powers of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all of the shares of Common Stock of Tellium, Inc. which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on May 21, 2002, at 10:00 a.m. local time, at the principal offices of Tellium at 2 Crescent Place, Oceanport, New Jersey 07757, or at any adjournment or postponement thereof.

  The undersigned may revoke this proxy by filing with the Secretary of the Meeting, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy for the same shares or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself revoke this proxy. Any written notice of revocation or subsequent proxy must be received by the Secretary of the Meeting prior to the taking of the vote at the Meeting. The written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Meeting or should be sent so as to be delivered to Tellium at 2 Crescent Place, Oceanport, New Jersey 07757, Attention: Michael J. Losch, Secretary.

  The Board of Directors recommends a vote "FOR" the election of the nominees for director; the amendment to the Amended and Restated Special 2001 Stock Incentive Plan; the approval of the Employee Stock Purchase Plan; and the ratification of the appointment of Deloitte & Touche LLP as independent auditors. To vote in accordance with the Board's recommendations, just sign on the reverse side; no boxes need to be marked. The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified as to any item or any items on a properly executed proxy, this proxy will be voted, with respect to such item(s), as recommended by the Board of Directors. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1. To elect two Class I directors to serve until the next annual meeting of stockholders at which their respective class is due for election or until their successors shall have been duly elected and qualified.
  INSTRUCTION: To withhold your vote for one individual nominee, mark "FOR ALL EXCEPT" and strike a line through the name of such person in the list below.

                 WILLIAM A. ROPER, JR., RICHARD C. SMITH, JR.

 [_]  VOTE FOR ALL NOMINEES [_]  WITHHOLD FOR ALL NOMINEES [_]  FOR ALL EXCEPT

2. To approve an amendment to Tellium's Amended and Restated Special 2001 Stock Incentive Plan in order to permit non-employee directors, executive officers and consultants to be eligible to receive options and awards under the Plan.

                       [_]  FOR [_]  AGAINST [_]  ABSTAIN

3. To approve a new Employee Stock Purchase Plan.

                       [_]  FOR [_]  AGAINST [_]  ABSTAIN

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors.

                       [_]  FOR [_]  AGAINST [_]  ABSTAIN

  The undersigned acknowledges receipt from Tellium, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for the fiscal year ended December 31, 2001.

                                           DATED:  , _______________________2002

                                           ____________________________________
                                                         Signature
                                           ____________________________________
                                                         Signature

                                           Please mark, date and sign as your
                                           name(s) appear(s) to the left and
                                           return in the enclosed envelope. If
                                           acting as an executor, administrator,
                                           trustee, guardian, etc., you should
                                           so indicate when signing. If the
                                           signer is a corporation, please sign
                                           the full corporate name, by duly
                                           authorized officer. If shares are
                                           held jointly, each shareholder named
                                           should sign.